UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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NATIONAL SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL SEMICONDUCTOR CORPORATION
2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California 95052-8090

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, September 28, 2007

10:00 a.m.

Building E, National Semiconductor Corporation Headquarters

2900 Semiconductor Drive

Santa Clara, California 95051

To the owners of common stock of National Semiconductor Corporation:

The annual meeting of stockholders of National Semiconductor Corporation, a Delaware corporation, will be held on Friday, September 28, 2007 at 10:00 a.m. Pacific Daylight Time in Building E of National’s headquarters located at 2900 Semiconductor Drive, Santa Clara, California, for the following purposes:

1.                To elect a Board of nine directors;

2.                To ratify the appointment of KPMG LLP as the independent auditors of the Company;

3.                To approve the adoption of the 2007 Employees Equity Plan;

4.                To approve the 2005 Executive Officer Equity Plan, as amended; and

5.                To conduct any other business properly raised at the meeting or at any adjournment of the meeting.

The record date for the meeting is the close of business on August 1, 2007 and only the holders of the common stock on that date will be entitled to vote at the meeting or at any adjournment of the meeting. All stockholders are invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if the stockholder previously returned a proxy.

By Order of the Board of Directors

JOHN M. CLARK III
Secretary
August 24, 2007

Please return your signed proxy card

IMPORTANT: PLEASE COMPLETE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN YOUR PROXY CARD. VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ENSURE A QUORUM AND AVOID ADDED COSTS.

PROXY STATEMENT

NATIONAL SEMICONDUCTOR CORPORATION

2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California 95052-8090

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2007

GENERAL INFORMATION

This proxy statement is provided to you by the Board of Directors of National Semiconductor Corporation, which is asking for your proxy to be used at the annual meeting of stockholders on September 28, 2007, or at any adjournment of the meeting. Our annual report on Form 10-K, which includes our audited financial statements for the fiscal year ended May 27, 2007, has been mailed to you with or shortly before this proxy statement. The report also contains details on our operations and other relevant information. This proxy statement and proxy card will first be sent to stockholders on approximately August 24, 2007.

Proxy Voting Procedures

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or against each of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If your shares are held in your name, you can vote by proxy in three convenient ways:

•       Via Internet: go to http://www.investorvote.com and follow the instructions. You will need to enter the control number printed on your proxy card.

•       By Telephone: call toll-free 1-800-652-VOTE (8683) and follow the instructions. You will need to enter the control number printed on your proxy card.

•       In Writing: Complete, sign, date and return your proxy card in the enclosed envelope.

Your proxy card shows all shares registered in your name. If you hold shares through someone else, such as a stockbroker, you may receive material from the brokerage firm asking how you want to vote. Check the voting form used by that firm to see if it offers Internet or telephone voting.

If you give us your signed proxy, but do not specify how to vote, we will vote your shares in favor of each of our director candidates, in favor of the proposal to ratify the appointment of KPMG LLP as our independent auditors, in favor of the proposal to approve the adoption of the 2007 Employees Equity Plan and in favor of the proposal to approve the 2005 Executive Officer Equity Plan, as amended. If any other matters of which we were not notified by July 15, 2007 are raised at the meeting, we will use our best judgment to vote your proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted upon.

You may revoke your proxy at any time before it is voted by (1) submitting a new proxy with a later date, including a proxy given via the Internet or by telephone; (2) notifying National’s Secretary in writing before the meeting; or (3) voting in person at the meeting.

Solicitation Costs

We pay the cost of soliciting proxies, including the preparation, printing, assembly and mailing of this proxy statement, the proxy cards and any other information provided to stockholders. Stockholders who own stock through brokers or other intermediaries, and not directly through ownership of stock certificates, are considered beneficial owners. Copies of the proxy solicitation materials will be provided to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names. National’s directors, officers or employees may solicit proxies in person, by telephone, by fax or electronically. We have paid Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York, 10004 a basic retainer fee of $8,500, plus reimbursement of expenses, to help solicit proxies from brokers and nominees. We have also paid Computershare Trust Company, N.A., P.O. Box 43078, Providence, R.I. 02940-3078 a fee of $5,000, plus expenses, to help count proxies.

Attending in Person

IMPORTANT! Only stockholders of record on August 1, 2007 and invited guests may attend the meeting. If you own your shares directly and are listed as a stockholder of record on August 1, 2007, you will be admitted to the meeting with proof of identification. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting either a copy of the voting instruction card provided by your nominee or an account statement or other letter from the nominee indicating you were the beneficial owner of the shares on August 1, 2007.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

Our Board of Directors believes National has implemented effective corporate governance policies and observes good corporate governance procedures and practices. We have formal principles of corporate governance, charters of our standing Board committees, a Code of Business Conduct and Ethics and procedures for reporting stock trades and other transactions by directors and executive officers. We have reviewed our corporate governance practices and we believe that our existing governance structure, policies and procedures comply with the rules and accepted practices of the SEC and the New York Stock Exchange. All of our Board committee charters, our Code of Business Conduct and Ethics and our corporate governance policies are available, free of charge, on our website at http://www.national.com/invest. They are also available in print free of charge to any stockholder who requests them. Requests for print copies should be sent to: Investor Relations, Mail Stop G2-397, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which we believe satisfies the SEC and the New York Stock Exchange rules. The Code applies to our non-employee directors and to all our employees, including our chief executive officer, our chief financial officer and our principal accounting officer. Our Code of Business Conduct and Ethics is available, free of charge, on our website at http://www.national.com/invest.

Meetings

The Board of Directors held six meetings during the fiscal year ended May 27, 2007 (fiscal 2007). All of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board on which they served during fiscal 2007.

Our corporate governance guidelines require the non-management directors to meet regularly in executive session. The Board has appointed Mr. McCracken to serve as the Lead Independent Director and, in that capacity, he coordinates the activities of non-management directors, serves as the principal liaison between the non-management directors and the chairman, and presides over the executive sessions of the non-management directors.

We invite our Board members to and expect them to attend the annual stockholders meeting, it being understood that sometimes a director may have to miss the meeting for a valid reason. All of our directors except one attended our 2006 annual meeting of stockholders.

Director Independence

New York Stock Exchange rules require a majority of our Board of Directors to be independent of the Company and its management. The Board of Directors is required under these rules to make affirmative independence determinations based on all relevant facts and circumstances as well as under specific rules established by the New York Stock Exchange. Our Board has affirmatively determined that all of its members are independent under these rules, except for Mr. Halla, who is an employee of the Company. In making these determinations, the Board reviewed organizations with which each director has an affiliation and examined all facts and circumstances that might bear on the materiality of a director’s relationship with the Company.

Certain Relationships and Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In accordance with Audit Committee policy, in the course of its review and ratification of a disclosable related party transaction, the Committee considers:

a.                 the nature of the related person’s interest in the transaction;

b.                the material terms of the transaction;

c.                 the significance of the transaction to the related person;

d.                the significance of the transaction to the Company;

e.                 whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company; and

f.                   any other matters the Committee deems appropriate.

During fiscal 2007, there were no related party transactions between the Company and our directors, executive officers or their immediate family members.

Board Committees

We have three standing Board Committees: Audit, Compensation, and Governance. More information on each Committee is presented below:

Audit Committee

The Audit Committee’s primary function is to assist the Board in its oversight of the integrity of Company’s financial systems, including the Company’s accounting, auditing, and financial reporting and disclosure processes, internal controls over financial reporting and internal control systems. The Audit Committee meets with management and our independent and internal auditors to consider the adequacy of the Company’s internal controls and other financial reporting and disclosure matters. As required by the Sarbanes-Oxley Act and implementing rules of the Securities and Exchange Commission, the Audit Committee is directly responsible for the engagement of, including the appointment, compensation, retention and oversight of the work of, the Company’s independent auditors, and the independent auditors report directly to the Audit Committee. The Committee discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. The Audit Committee held eight meetings during fiscal 2007. Mr. Frankenberg is Chairman of the Audit Committee and the other members are Mr. Arnold, Mr. Danzig and Mr. Dickson. Our Board has determined that all members of the Audit Committee satisfy both New York Stock Exchange and SEC standards for independence and are considered to be financially literate. The Board has also determined that Mr. Arnold qualifies as an “audit committee financial expert” under the rules of both the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee’s Charter can be found on our website at http://www.national.com/invest.

We have instituted procedures for employees to submit, anonymously and confidentially, concerns regarding questionable accounting or auditing matters and other legal compliance concerns. These procedures are outlined in our Code of Business Conduct and Ethics, which is available on our website at http://www.national.com/invest.

Compensation Committee

The Compensation Committee is responsible for administering stock compensation plans, reviewing and evaluating compensation programs and plans, and establishing and administering compensation policy and executive pay programs for the executive officers, including setting compensation, base salary, and incentive awards. A narrative description of processes and procedures used in the determination of executive compensation can be found in the Compensation Discussion and Analysis beginning on page 46. The Compensation Committee is also responsible for recommending amendments to the stock compensation plans and certain other compensation plans and, in some cases, amending these plans. The Compensation Committee met five times during fiscal 2007. Mr. Appleton is Chairman of the Compensation Committee and the other members are Dr. Maidique and Mr. McCracken. The Board has determined that all members of the Compensation Committee meet the independence standards set by the New York Stock Exchange. The Compensation Committee’s Charter can be found on our website at http://www.national.com/invest.

Governance Committee

The Governance Committee recommends director candidates, reviews corporate governance policies and procedures, reviews non-employee director compensation, reviews the general responsibilities and functions of the Board and oversees the evaluation of the Board. Mr. Danzig is Chairman of the Governance Committee and the other members are Mr. Appleton, Mr. Arnold, Mr. Dickson, Mr. Frankenberg, Dr. Maidique and Mr. McCracken. The Board has determined that all members of the Governance Committee meet the independence standards set by the New York Stock Exchange. This Committee met four times during fiscal year 2007. The Governance Committee’s Charter is available on our website at http://www.national.com/invest.

Stock Ownership Requirements

We have stock ownership guidelines for directors to ensure that they have a meaningful economic stake in the Company. The Governance Committee reviews the guidelines regularly and, during fiscal 2007, used the services of Mercer Human Resources as a consultant to assist in evaluating the guidelines in view of market practices. At the end of fiscal 2007, each director was in compliance with the guidelines.

Stockholder Recommendations for Director Candidates

The Governance Committee will consider director candidates recommended by stockholders of the Company. Any stockholder who wishes to recommend a prospective Board nominee for the Committee to consider can write the Chairman of the Governance Committee, c/o Brian L. Halla, Chairman and CEO, National Semiconductor Corporation, P.O. Box 58090, 2900 Semiconductor Drive, M/S G3-100, Santa Clara, CA 95052-8090. Recommendations will be referred to the Governance Committee. Any formal nominations of director candidates should be addressed to the Secretary of National Semiconductor Corporation at P.O. Box 58090, 2900 Semiconductor Drive, M/S G3-135, Santa Clara, CA 95052-8090, and must also comply with the applicable provisions of National’s Bylaws.

The Governance Committee evaluates candidates, whether or not recommended by stockholders, with a goal of bringing to the Board the best qualified individuals. Evaluation criteria considered include: education, background and experience; familiarity with National, the semiconductor industry and international business matters; appreciation of the relationship of the Company’s business to the changing needs of our society; and willingness to devote the time required to serve on the Board, including attending meetings, reviewing meeting materials in advance and serving all Board functions in a professional manner. One or more of these factors may be given more weight in a particular case and no single factor will be viewed as determinative. The Governance Committee may use professional recruiters to identify candidates and, in addition to evaluating candidates recommended by stockholders, considers recommendations from other Board members, personal contacts and industry sources. The Governance Committee did not use any such recruiters in fiscal 2007.

Communications with the Board

Stockholders and interested parties may communicate with the Board, its Committees, and the non-management directors as a group regarding any matter by addressing communications to the Lead Independent Director, c/o Brian L. Halla, Chairman and CEO, National Semiconductor Corporation, P.O. Box 58090, 2900 Semiconductor Drive, M/S G3-100, Santa Clara, CA 95052-8090. All communications from stockholders should identify the amount and nature of the stockholder’s ownership of National stock. The Company Secretary will review all communications prior to delivery to confirm that none of the communications contain any threats of physical harm or violence to either National or our officers, employees or directors and that stockholder communications are from bona fide stockholders.

Compensation Committee Interlocks and Insider Participation

None of our non-employee directors have any material business relationships with us and none of our directors have loans from us. As noted above, the current members of the Compensation Committee are Messrs. Appleton, Maidique, and McCracken. During fiscal year 2007, no member of this Committee was an officer or employee of National or its subsidiaries. No member of this Committee has been an officer of National or had any other relationship we are required to disclose under SEC rules and all members are independent under the standards set by the New York Stock Exchange. No executive officer of National served as a member of the Compensation Committee of, or as a director of, any company where an executive officer of that company was a member of our Board or this Committee. We therefore do not have any Compensation Committee interlocks or insider participation we are required to report under SEC rules.

Director Compensation

Director compensation is reviewed by the Governance Committee which then makes recommendations to the full Board of Directors. The Board of Directors is responsible for establishing the final terms of director compensation.

We pay directors who are not employees of National an annual fee of $50,000, plus fees of $1,500 for each Committee meeting attended. We pay the Lead Independent Director, the Chairman of the Governance Committee and the Chairman of the Compensation Committee each an additional annual fee of $7,500, while the Chairman of the Audit Committee receives an additional annual fee of $12,500. Directors who are not employees are also reimbursed for actual expenses to attend meetings. The retainer and meeting fees appear in the Director Compensation Table under “Fees Earned or Paid in Cash”; totals in this column include the value of retainer fees that the director elected to take in stock.

We also pay a portion of director compensation in stock. Under the terms of the stockholder approved Director Stock Plan, each non-employee director receives 12,000 shares of stock when first elected or appointed to the Board and an additional 12,000 shares on the date of each subsequent re-election by the stockholders. Non-employee directors may also elect to take their annual retainer fees in stock. Restrictions on the stock issued in lieu of retainer fees expire six months after issuance. Restrictions on the 12,000 shares issued automatically expire thirty-six months after issuance. During fiscal 2007, a total of 103,096 shares was issued to non-employee directors under the Director Stock Plan. The compensation expense recognized during the 2007 fiscal year associated with the shares issued under the Director Stock Plan is shown in the Director Compensation Table under “Stock Awards”. Dividends paid on shares issued under the Director Stock Plan that are still subject to restriction at the time the dividend was paid are shown in the Director Compensation Table under “All Other Compensation”.

Below is a table showing the compensation received by our non-employee directors during fiscal 2007:

Director Compensation(1)

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3) (4)	All Other Compensation (5)($)	Total ($)
Steven R. Appleton	$69,500	$439,057	$2,838	$511,395
Gary P. Arnold	71,000	279,000	2,640	352,640
Richard J. Danzig	74,000	279,000	2,640	355,640
John T. Dickson	68,000	170,306	2,640	240,946
Robert J. Frankenberg	80,500	279,000	2,640	362,140
E. Floyd Kvamme	50,001	328,988	2,812	381,801
Modesto A. Maidique	60,500	279,000	2,640	342,140
Edward R. McCracken	69,500	336,497	2,838	408,835

       (1) Non-employee directors only.

       (2) Includes annual retainer fees, committee chairmanship fees and meeting fees, as well as cash retainer fees forgone at the election of director in exchange for shares issued under the Director Stock Plan. The dollar amount of cash retainer fees forgone during the fiscal year in exchange for shares under the Director Stock Plan was: Mr. Appleton: $57,497; Mr. Kvamme: $49,988; and Mr. McCracken: $57,497.

       (3) Stock awards represent the compensation expense associated with shares issued under the Director Stock Plan that was recognized for financial statement reporting purposes during the fiscal year. Amounts vary depending on whether the director has elected to take annual retainer fees in stock and whether the director is eligible for retirement treatment under the Director Stock Plan. As of our fiscal year end, all of our directors except Mr. Dickson are eligible for retirement treatment; Mr. Appleton became eligible for retirement treatment during the fiscal year. Restrictions on the stock awards expire between 6 - 36 months after issuance. The total grant date fair value for the shares subject to this expense (which may include shares issued in a prior fiscal year), based on the opening price on the date of issuance was: Mr. Appleton: $644,297; Mr. Arnold: $279,000; Mr. Danzig: $279,000; Mr. Dickson: $613,200; Mr. Frankenberg: $279,000; Mr. Kvamme: $328,988; Dr. Maidique: $279,000; Mr. McCracken: $336,497.

       (4) Aggregate number of shares issued under Director Stock Plan that are still subject to restriction at end of fiscal 2007 (includes shares issued in prior fiscal years that are still subject to restriction at fiscal year end): Mr. Appleton: 24,000; Mr. Arnold: 24,000; Mr. Danzig: 24,000; Mr. Dickson: 24,000; Mr. Frankenberg: 24,000; Mr. Kvamme: 24,000; Dr. Maidique: 24,000; Mr. McCracken: 24,000.

Aggregate number of options held by each of the directors at fiscal year end: Mr. Appleton: 30,000; Mr. Arnold: 0; Mr. Danzig: 90,000; Mr. Dickson: 0; Mr. Frankenberg: 130,000; Mr. Kvamme: 140,000; Dr. Maidique: 40,000; Mr. McCracken: 90,000. We ceased granting options to directors in fiscal 2006.

       (5) This column represents dividends paid on shares issued under the Director Stock Plan, including shares issued in prior fiscal years, that are subject to restriction at the time the dividend was paid during the 2007 fiscal year. Dividends are not factored into the grant date fair valuation of shares issued under the Director Stock Plan. The incremental cost to the Company of perquisites in fiscal 2007 for each of the directors did not exceed $10,000.

Director Retirement and Termination Benefits

Except as described below, we do not have any director termination or retirement benefits.

In 1994, the Board adopted a policy providing for a retirement benefit for Board members consisting of the payment of the annual retainer fee (currently $50,000 per year) for a period of one half of the number of years the director served on the Board, with these payments limited to a maximum of twelve years. The policy has been terminated, although we are currently making payments under this policy to three retired directors and one current director is eligible for benefits under this policy upon his retirement.

Upon a termination of service as a director by reason of death, disability or retirement, the restrictions on the shares issued to directors under the Director Stock Plan expire provided the director has completed a minimum of six months of service. Directors are eligible for these retirement provisions once they have either completed at least five years of service or have reached the mandatory retirement age of 70.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, as well as persons owning over 10% of our stock, to file reports of ownership and changes in ownership of National stock with the SEC. Copies of these reports must also be provided to us. Based upon our review of the copies of these reports provided to us, and written representations that no other reports were required to be filed, we believe that all reporting requirements under Section 16(a) for executive officers, directors and those stockholders owning over 10% of the common stock were complied with during fiscal year 2007 except for one report filed late by Edward J. Sweeney, Senior Vice President, Human Resources, reporting the disposition of shares from his 401(k) plan account in the Retirement and Savings Program.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has provided the following report:

The Audit Committee’s primary function is to assist the Board of Directors in its oversight of the integrity of the Company’s financial systems, including the Company’s accounting, auditing, and financial reporting and disclosure processes, internal controls over financial reporting and internal control systems. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors; oversees the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements; establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and otherwise discharges Audit Committee functions imposed by regulatory requirements. The Audit Committee specifically approves all audit and non-audit services performed by the independent auditor. The Committee’s responsibilities are more fully described in its Charter which has been adopted by the Board of Directors and is available on the Company’s website at http://www.national.com/invest. As required by the Charter, the Committee reviews and assesses the adequacy of its Charter on an annual basis.

The Audit Committee is composed of four non-employee members, each of whom is independent of the Company, as defined under the New York Stock Exchange listing standards. The Audit Committee also includes at least one independent director who is determined by the Board to have the qualifications of an “audit committee financial expert” in accordance with SEC rules. Mr. Arnold has been designated by the Board of Directors as the audit committee financial expert.

The Audit Committee held 8 meetings during fiscal year 2007.

Management is responsible for the preparation, integrity, objectivity and public reporting of the Company’s consolidated financial statements. It also has responsibility for maintaining accounting and financial reporting principles and internal controls and procedures designed to reasonably assure compliance with accounting standards and applicable laws and regulations. KPMG LLP, our independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fairness and conformity of those financial statements to generally accepted accounting principles. KPMG LLP is also responsible for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. KPMG LLP will also express its own opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee those processes. As required by the Audit Committee Charter, the Audit Committee has:

•       reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting with management;

•       discussed with KPMG LLP the results of its integrated audit, including the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”;

•       received the written disclosures and the letter from KPMG LLP regarding auditor independence required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”;

•       discussed with KPMG LLP the accounting firm’s independence from the Company; and

•       considered whether KPMG LLP’s provision of non-audit services to the Company is compatible with maintaining the accounting firm’s independence from the Company.

Based on its review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 27, 2007. The Audit Committee has also approved, subject to ratification by the stockholders, the reappointment of KPMG LLP as our independent auditors for fiscal year 2008.

Robert J. Frankenberg—Chairman
Gary P. Arnold	Richard J. Danzig	John T. Dickson

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of National common stock (our only class of equity securities outstanding) beneficially owned as of August 1, 2007 by each director, by the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group:

Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Brian L. Halla	6,975,539	(1)	2.58%
Steven R. Appleton	79,593	(2)	*
Gary P. Arnold	24,000		*
Richard J. Danzig	133,021	(3)	*
John T. Dickson	26,060		*
Robert J. Frankenberg	168,000	(4)	*
E. Floyd Kvamme	310,508	(5)	*
Modesto A. Maidique	56,024	(6)	*
Edward R. McCracken	299,070	(7)	*
Donald Macleod	2,860,616	(8)	1.07%
Lewis Chew	1,457,257	(9)	*
Detlev Kunz	568,589	(10)	*
Suneil Parulekar	388,776	(11)	*
All directors and executive officers as a group	14,339,962	(12)	5.18%

                 *  Less than 1 percent.

       (1)  Includes 671 shares owned by a trust of which Mr. Halla is a beneficiary and 6,502,916 shares which Mr. Halla has the right to acquire within 60 days through the exercise of stock options.

       (2)  Includes 30,000 shares which Mr. Appleton has the right to acquire within 60 days through the exercise of stock options.

       (3)  Includes 90,000 shares which Mr. Danzig has the right to acquire within 60 days through the exercise of stock options.

       (4)  Includes 130,000 shares which Mr. Frankenberg has the right to acquire within 60 days through the exercise of stock options.

       (5)  Includes 140,000 shares which Mr. Kvamme has the right to acquire within 60 days through the exercise of stock options.

       (6)  Includes 20,000 shares which Dr. Maidique has the right to acquire within 60 days through the exercise of stock options.

       (7)  Includes 90,000 shares which Mr. McCracken has the right to acquire within 60 days through the exercise of stock options.

       (8)  Includes 2,356 shares held by a trust of which Mr. Macleod is a beneficiary and 2,640,416 shares which Mr. Macleod has the right to acquire within 60 days through the exercise of stock options.

       (9)  Includes 500 shares held by a trust of which Mr. Chew is a beneficiary and 1,379,791 shares which Mr. Chew has the right to acquire within 60 days through the exercise of stock options.

(10)  Includes 99 shares held by a trust of which Mr. Kunz is a beneficiary and 535,040 shares which Mr. Kunz has the right to acquire within 60 days through the exercise of stock options.

(11)  Includes 1,031 shares owned by a trust of which Mr. Parulekar is a beneficiary and 355,207 shares which Mr. Parulekar has the right to acquire within 60 days through the exercise of stock options.

(12)  Includes 868 shares owned by spouses, 11,505 shares owned by trusts of which the officer and/or director is a beneficiary and 12,823,887 shares which can be acquired within 60 days through the exercise of stock options.

None of the shares owned by our directors and executive officers are pledged as security for any purpose.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

Our Board has nominated the nine director candidates named below. Personal information on each of our director candidates is also provided below. All of our nominees currently serve as directors. None of our directors, except Brian L. Halla, CEO of National, are employed by National. All directors are elected for one year terms. Directors cannot stand for reelection after they have reached age 70. If a director nominee becomes unavailable before the meeting, your proxy authorizes the persons named as proxies to vote for a replacement nominee. We do not expect any nominee to be unable or unwilling to serve as a director.

The following table shows basic information about each nominee:

Name	Age*	Principal Occupation and Business Experience	Director Since
Brian L. Halla	60

Mr. Halla served as Chairman of the Board, President and Chief Executive Officer of National from the time he joined the Company in May 1996 until the beginning of the 2006 fiscal year. He is now Chairman of the Board and Chief Executive Officer of National. He came to National from LSI Logic Corporation where he was Executive Vice President of LSI Logic Products. He had also held positions at LSI Logic Corporation as Senior Vice President and General Manager, Microprocessor/DSP Products Group and Vice President and General Manager, Microprocessor Products Group. Prior to that, he was with Intel Corporation for 14 years, where his last position was Director of Marketing for Intel’s Microcomputer Group. Mr. Halla is a director of Cisco Systems, Inc.

			1996
Steven R. Appleton	47

Mr. Appleton is the Chairman of the Board, Chief Executive Officer and President of Micron Technology, Inc., a position he has held since 1994. Micron is a leading worldwide provider of semiconductor memory solutions for computer and computer-peripheral manufacturing, consumer electronics, CAD/CAM, office automation, telecommunications, networking, data processing, and graphics display. He joined Micron in 1983 and held a series of increasingly responsible positions, including Production Manager, Director of Manufacturing, and Vice President of Manufacturing, before he was named President and Chief Executive Officer in 1991. Mr. Appleton is a director of Micron Technology, Inc.

			2001
Gary P. Arnold	65

Mr. Arnold was Chairman, President and Chief Executive Officer of Analogy, Inc., a supplier of product design and simulation software, from 1993 (appointed Chairman in 1994) until 2000. Prior to that, Mr. Arnold was Vice President and Chief Financial Officer of Tektronix, Inc. and had also served as Vice President, Finance and Chief Financial Officer of National from 1983 to 1990. Mr. Arnold has a CPA certification and a B.S. degree in accounting and is a graduate of the law school at the University of Tennessee. Mr. Arnold is a director of Orchids Paper Products Company and Fab-Tech Incorporated (private).

			1989

Richard J. Danzig	62

Mr. Danzig served as Secretary of the Navy in the Clinton administration from November 1998 to January 2001 and was Undersecretary of the Navy from November 1993 to May 1997. In between, he was a Traveling Fellow in Asia and Europe for the Center of International Political Economy and an Adjunct Professor at Maxwell’s School of Citizenship and Public Affairs. He previously served on our Board from 1987 to 1993 while he was a partner at the law firm of Latham & Watkins. He is currently a Senior Fellow at the Center for Naval Analysis, a consultant to the U.S. government, a member of the Department of Homeland Security “Net Assessment” Panel on Bioterrorism, a director of the Center for New American Security, a member of the U.S. Military Southern Counsel Advisory Board, and a Nunn Prize Fellow at the Center for Strategic and International Analysis. Mr. Danzig is a graduate of Reed College and also has degrees from Yale Law School and from Oxford University, where he was a Rhodes Scholar. Mr. Danzig is a director of Human Genome Sciences, Inc. and Saffron Hill Investors (private).

			2001
John T. Dickson	61

Mr. Dickson is the former President and Chief Executive Officer of Agere Systems, Inc., a position he held from August 2000 until October 2005. Prior to that, he held positions as the Executive Vice President and Chief Executive Officer of Lucent’s Microelectronics and Communications Technologies Group; Vice President of AT&T Corporation’s integrated circuit business unit; Chairman and Chief Executive Officer of Shographics, Inc.; and President and Chief Executive Officer of Headland Technology Inc. Mr. Dickson is a director of Mettler-Toledo International Inc., KLA-Tencor Corporation and Frontier Silicon, Ltd (private).

			2006
Robert J. Frankenberg	60	Mr. Frankenberg is the former Chairman and acting CEO of Kinzan, Inc. and previously held positions as President and CEO of Encanto Networks, Inc. and Chairman, President and Chief Executive Officer of Novell, Inc. He has been a management consultant with NetVentures since 1996. He has a degree in computer engineering from San Jose State University and is a SEP graduate of Stanford University’s Graduate School of Business. Mr. Frankenberg is a director of Nuance Communications, Inc. and Secure Computing Corporation.	1999

E. Floyd Kvamme	69	Mr. Kvamme is a partner, emeritus, in Kleiner Perkins Caufield & Byers, a high technology venture capital firm. Mr. Kvamme joined National in 1967 and was serving as President of our former subsidiary, National Advanced Systems Corporation, at the time of his departure from National in 1982. He presently serves as co-chair of the President’s Council of Advisors on Science and Technology. Mr. Kvamme has two degrees in electrical engineering. Mr. Kvamme is a director of Harmonic, Inc. and Power Integrations, Inc.	1998
Modesto A. Maidique	67	Dr. Maidique has been President of Florida International University, a public research university with an enrollment of 38,000 students, since 1986. He has served on the faculties of Stanford University, Harvard University and the Massachusetts Institute of Technology. He was a co-founder of Analog Devices, Inc. and served as Vice President and General Manager of the Linear IC Division at Analog Devices. Dr. Maidique is a director of Carnival Corporation and Carnival PLC.	1993
Edward R. McCracken	63	Mr. McCracken retired as Chairman and Chief Executive Officer of Silicon Graphics, Inc. in 1998. Silicon Graphics designs, manufactures and markets visual computer systems used for conceptual design, analysis and simulation. He was previously employed by Hewlett-Packard for 16 years. Mr. McCracken has an MBA from Stanford University.	1995

*                    Age at May 27, 2007, the last day of our 2007 fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS. IN ORDER TO BE ELECTED, EACH DIRECTOR MUST RECEIVE A MAJORITY OF VOTES CAST WITH RESPECT TO THAT DIRECTOR.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY

Unless you indicate otherwise, your proxy will be voted FOR the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending May 25, 2008. The Audit Committee has reappointed KPMG LLP as our independent auditors and has recommended that the appointment be ratified by stockholders. KPMG LLP has been our independent auditor since we were incorporated in 1959 and has offices or affiliates in most localities throughout the world where we have operations.

The Audit Committee meets with KPMG LLP several times a year. At these meetings, the Committee reviews audit and non-audit services performed by KPMG LLP, as well as the fees charged for these services. Among other things, the Committee examines the effect that the performance of non-audit services may have on the independence of the auditors. Additional information concerning the Audit Committee and its activities can be found in sections of this proxy statement titled “Corporate Governance, Board Meetings and Committees” and “Report of the Audit Committee.”  A copy of the Audit Committee Charter can be found on our website at http://www.national.com/invest.

A representative of KPMG LLP is expected to attend the meeting and will be available to answer stockholders’ questions or have the opportunity to make a statement if he or she wishes to do so.

Fees Paid to KPMG LLP

The following table sets forth the fees paid or accrued for audit and other services provided by KPMG LLP during the last two fiscal years:

Fee Type	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$3,445,000	$3,424,000
Audit-Related Fees(2)	18,000	15,000
Tax Fees(3)	201,000	191,000
All Other Fees(4)	3,000	2,000
Total Fees	$3,667,000	$3,632,000

       (1) Includes fees billed for each of the last two fiscal years for professional services rendered in connection with the audit of the annual financial statements, audit of internal control over financial reporting, review of financial statements included in the 10-Q filings, and for services provided for statutory and regulatory filings or engagements for those fiscal years.

       (2) Includes fees billed in each of the last two fiscal years for assurance and audit related services.

       (3) Includes fees billed in each of the last two fiscal years for international tax compliance, tax advice, and tax planning.

       (4) Consists of fees for the license of tax compliance software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its Charter, the Audit Committee must pre-approve the audit services and permitted non-audit services to be rendered by the independent auditors before they may be engaged to render such services. The Charter allows the Audit Committee to delegate its authority to pre-approve services to the Audit Committee Chairman, who must present any such delegated approvals to the full Committee at the next Committee meeting. In practice, the Audit Committee has delegated this pre-approval authority to be used to approve services (other than the basic audit services) of a non-routine nature that need to commence before the Committee is next able to meet. During fiscal 2007, all audit and permissible non-audit services were approved in accordance with the requirements of the Charter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2008. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” RATIFICATION. A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

EQUITY PLAN PROPOSALS—GENERAL

We are submitting two equity plans to stockholders for approval. The 2007 Employees Equity Plan (“EEP”) is a new plan that is intended to replace the Company’s existing compensation plans providing for equity based awards to the Company’s non-executive employees. The 2005 Executive Officer Equity Plan (“EOEP”) is a performance share unit and option plan approved by stockholders in October 2004 that provides equity based compensation to the Company’s executive officers which has been amended to increase the number of shares available for issuance under it. Equity continues to be an integral part of compensation for both executives and employees in the semiconductor industry. As a result, we believe that both these plans are necessary to attract, motivate and retain key talent and encourage stock ownership, while also aligning the long-term interests of the participants in the plans with those of our stockholders.

Since the EEP is designed to replace two of the Company’s existing compensatory plans, approval of the EEP by the Company’s stockholders will result in the following:

•       All equity compensation plans will have been approved by stockholders;

•       The 1997 Employees Stock Option Plan (“1997 Plan”) and the Restricted Stock Plan (“Restricted Plan”) will be frozen and no further awards will be made under those plans;

•       The 38.7 million shares available under these two existing plans and not yet subject to awards will not be used and any shares which are forfeited, cancelled or expire will not be reissued; and

•       Awards that are outstanding under the plans that are to be frozen will remain outstanding and will be administered under their original terms.

Following is a brief summary of each equity plan that we are submitting to stockholders for approval:

The EEP will be the sole plan for providing equity compensation awards to non-executive employees. The plan authorizes up to 14,000,000 shares for equity based awards in the form of stock options, restricted stock and restricted stock units. Up to 1,000,000 shares may be issued in connection with restricted stock and restricted stock units. More specific detail on the EEP is provided in “Proposal 3: Approval of the Adoption of the 2007 Employees Equity Plan” beginning on page 25.

The EOEP is the plan we use to provide equity based compensation to our executive officers. The EOEP focuses on performance by placing more emphasis on performance share units. The EOEP was approved by stockholders in fiscal 2005 and we are asking stockholders to approve the addition of 3,000,000 shares to the EOEP. Up to 1,500,000 of these new shares may be used as full-value performance shares. More specific detail on the EOEP is provided in “Proposal 4: Approval of the 2005 Executive Officer Equity Plan, as amended,” beginning on page 30.

Both the EEP and the EOEP contain a number of provisions that we believe are consistent with the interests of stockholders and sound corporate governance practices, including:

Reasonable Limitation on Shares Issued.   A combined total of 17,000,000 newly authorized shares of common stock will be authorized for issuance under the two plans. This represents a reduction of approximately 22,000,000 million shares from the current number of shares authorized for our employee equity plans. In keeping with our recent history of equity compensation use, we expect to manage the administration of the plans so that the EEP will provide for awards to non-executive employees for two fiscal years and the EOEP will provide for awards to executives for three fiscal years.

Substantially all the newly authorized shares can only be issued to non-executive level employees.   As noted earlier, 14,000,000 shares of the 17,000,000 newly authorized shares can only be issued to non-executive employees.

No Stock Option Repricings.   Both the EEP and the EOEP prohibit repricing, regrants, exchanges and modifications of awards made under the applicable plan.

No Discount Stock Options.   All stock options must have an exercise price equal to the closing market price of the common stock on the date of grant.

Service-Based Awards Vest at Least Three Years.   Service-based awards granted under both the EEP and the EOEP must vest over a period of not less than three years of employment.

Minimum Two Year Performance Period for Performance Share Units.   The performance share units in the EOEP must have a minimum two year performance period.

Restrictions on Reuse of Shares.   The EEP and EOEP both prohibit the reuse of shares tendered, surrendered, or withheld to pay an exercise price or tax obligation.

No Award Transferability for Consideration.   Both the EEP and the EOEP strictly prohibit the transfer of awards to independent third parties for cash consideration without stockholder approval.

EOEP Fosters Stock Ownership for Executives.   Awards granted under the EOEP align the interests of executives with the interests of other stockholders, and provide a vehicle to assist executives in achievement of the Company’s stock ownership guidelines.

Plans Include Incentive Recoupment (Clawback) Clause.   Both the EEP and the EOEP include a “clawback” provision under which a grantee forfeits his right to awards if he engages in misconduct as defined in the applicable plan. In the event of misconduct by the grantee, the Company may also demand repayment of awards made previously to the grantee.

Independent Committee.   Both plans will be administered by the Compensation Committee. All members of the Compensation Committee qualify as “independent” under the New York Stock Exchange rules and as “outside” directors under Section 162(m) of the Internal Revenue Code.

Responsible Use of Equity.   The “run rate” of awards granted is managed to levels we believe are reasonable while ensuring that the overall compensation program is competitive, relevant, and motivational. We also strive to maintain a competitive level of dilution and annual share usage. Moreover, the number of equity based awards granted to executive officers as a percentage of the total shares outstanding has been substantially reduced in the last few years.

The following table sets forth information regarding awards granted, the run rate for each of the last three fiscal years and the average run rate over the last three fiscal years. The regular annual long-term incentive awards are made in July. The last column reflects awards made since the end of the 2007 fiscal year under existing plans as part of the 2008 fiscal year equity compensation program.

RUN RATE FOR EMPLOYEES AND OFFICERS (shares in millions)

	FY2005	FY2006	FY2007	3-Year Average	YTD2008
Stock options granted	7.0	5.8	6.2	6.3	5.5
Restricted stock and restricted stock units awarded (includes performance share units at target)	0.1	0.9	0.4	0.5	0.4
Common shares outstanding at fiscal year end	348.0	335.7	310.3	331.3	263.9
Gross run rate(1)	2.0%	2.0%	2.1%	2.1%	2.2%
Net run rate(2)	0.9%	1.1%	1.6%	1.2%	2.2%

       (1) Run rate includes the sum of all stock option grants, restricted stock grants, performance-based and time-based restricted stock units, and performance share units in a fiscal year divided by the common shares outstanding at the end of that fiscal year.

       (2) Net run rate reflects forfeitures and cancellations.

Equity Compensation Plans

The following table summarizes share and exercise price information about our equity compensation plans as of May 27, 2007, the end of our 2007 fiscal year.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Option Plans(1)	16,683,380	$16.21	1,487,702
Employee Stock Purchase Plan	—	—	10,318,395
Director Stock Plan	—	—	435,863
2005 Executive Officer Equity Plan:(2)
Options	264,000	$23.01	736,000
Performance share units at target	982,000		557,000	(5)
Equity compensation plans not approved by security holders:
1997 Plan(3)	38,784,967	$19.10	41,923,488
Restricted Plan:(4)
Time based RSU	17,800
Performance based RSU	20,000
	37,800	—	1,744,373	(5)
Total	56,752,147		57,202,821

       (1) Includes shares to be issued upon exercise of options under the Stock Option Plan, Executive Officer Stock Option Plan and Director Stock Option Plan. The Director Stock Option Plan has been frozen and no further awards can be made under this plan.

       (2) Includes shares to be issued upon the exercise of options and/or stock appreciation rights, as well as shares issued upon payment of performance share awards. If the amended EOEP is approved, stock appreciation rights will no longer be granted under this plan.

       (3) Includes shares to be issued upon exercise of options under the 1997 Plan.

       (4) Includes shares to be issued upon vesting of restricted stock units.

       (5) Assumes target award of performance share units and performance based restricted stock units paid at 150%.

Information about our Equity Compensation Plans not Approved by Stockholders

The 1997 Plan provides for the grant of non-qualified stock options to employees who are not executive officers of the Company. Options are granted at the closing market price on the date of grant and can expire up to a maximum of six years and one day after grant or three months after termination of employment (up to five years after termination due to death, disability or retirement), whichever occurs first. Options can begin to vest after six months; all options granted in the last three fiscal years begin to vest after one year, with vesting completed on a monthly basis ratably over the next three years. This plan will be frozen if the EEP is approved by stockholders and no further awards will be made under this plan.

The Restricted Plan authorizes issuance of restricted stock to employees who are not officers of the Company. The plan has been made available to employees with skills and technical expertise considered important to us. The plan also allows for the issuance of stock upon expiration of restrictions imposed on restricted stock units. Restricted stock units that have been granted with time based restrictions vest over time, ranging from one to six years after issuance. Restricted stock units that have been granted with performance based restrictions vest upon satisfaction of the performance conditions at the completion of a minimum two-year performance period. This plan will be frozen if the EEP is approved by stockholders and no further awards will be made under this plan.

Following is an update on our Equity Compensation Plan Information as of August 1, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Weighted-average remaining contractual term (years) (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (d)
Equity compensation plans approved by security holders:
Stock Option Plan	4,472,100	$22.40	3.39	329,602
Executive Officer Stock Option Plan	10,030,522	$14.09	3.85	5,000
Director Stock Option Plan(1)	500,000	$14.03	4.22	1,130,000
Employee Stock Purchase Plan	—	—	—	10,318,395
Director Stock Plan	—	—	—	435,863
2005 Executive Officer Equity Plan:(2)
Options	684,000	$26.58	5.57	316,000
Performance share units at target(3)	650,000	—	—	345,000	(6)
Equity compensation plans not approved by security holders:
1997 Plan(4)	41,461,568	$20.56	3.84	37,022,038
Restricted Plan:(5)
Time based RSU	17,800
Performance based RSU	30,000
	47,800		—	1,685,373	(6)
Total	57,845,990			51,587,271

       (1) The Director Stock Option Plan has been frozen and no further awards can be made under this plan.

       (2) Includes shares to be issued upon the exercise of options and/or stock appreciation rights, as well as shares issued upon payment of performance share awards. If the amended EOEP is approved, stock appreciation rights will no longer be granted under this plan.

       (3) Includes 650,000 performance shares awarded (at target) for performance periods not yet completed.

       (4) Includes shares to be issued upon exercise of options under the 1997 Plan.

       (5) Includes shares to be issued upon vesting of restricted stock units.

       (6) Assumes target award of performance share units and performance based restricted stock units paid at 100%.

If the new plans are approved, the following are the total number of shares that will be available for future grant to employees and officers (the Director Stock Plan and the Employee Stock Purchase Plan remain in effect and are not included below):

Plan	Shares
Proposal 3. 2007 Employees Equity Plan • Replaces existing employee option and restricted stock plans • Intended to last 2 fiscal years	14,000,000 Includes up to 1,000,000 shares for restricted stock and/or restricted stock units
Proposal 4. Executive Officer Equity Plan, as amended • Replenish current plan reserve • Intended to last 3 fiscal years	3,000,000 Includes up to 1,500,000 performance share units
Remaining Executive Officer Plans • includes 329,602 shares under the Stock Option Plan, 5,000 shares under the Executive Stock Option Plan, 316,000 shares for options under the 2005 Executive Officer Equity Plan, and 345,000 shares for performance share units under the 2005 Executive Officer Equity Plan	995,602
Total Available Shares: All plans will now be stockholder approved	17,995,602

PROPOSAL 3. APPROVAL OF THE ADOPTION OF THE 2007 EMPLOYEES EQUITY PLAN.

We are submitting the 2007 Employees Equity Plan to stockholders for approval. This is a new plan that is intended to replace our existing compensation plans that provide equity based awards to our non-executive employees. If it is approved, the 2007 Employees Equity Plan, which we refer to in this discussion as the “EEP”, will be the sole plan for providing equity compensation to non-executive employees. The plan authorizes 14,000,000 shares for equity based awards in the form of stock options, restricted stock and restricted stock units. Up to 1,000,000 of the shares may be issued in connection with restricted stock and restricted stock units. In keeping with our recent history of equity compensation use, we expect to manage the administration of the EEP to provide awards to non-executive employees for two fiscal years.

We currently make equity awards to non-executive employees in the form of options under the 1997 Plan and in the form of restricted stock and restricted stock units under the Restricted Plan. If the EEP is approved by stockholders, the 1997 Plan and the Restricted Plan will be frozen and no further awards will be made under those plans. In addition, the 38.7 million shares currently available under these two plans that are not yet subject to awards will not be used and any shares currently subject to awards under these plans which are forfeited, cancelled or expired will also not be used.

The EEP contains a number of provisions that we believe are consistent with the interests of stockholders and sound corporate governance practices. A summary of those provisions appears on pages 19-20. The full text of the EEP appears in Appendix A. The principal features of the EEP are outlined below and should be reviewed along with Appendix A.

Description of the EEP—General

The EEP features three types of equity compensation awards: stock options, restricted stock and restricted stock units. The EEP authorizes a total of 14,000,000 shares. Of this total, up to 1,000,000 of the shares may be issued in connection with restricted stock and restricted stock unit awards. Given our history of managing employee equity awards in the last few years, we expect the 14,000,000 shares will meet our needs for equity awards for our non-executive employees for two fiscal years. Any increase in the number of shares authorized for the EEP will require stockholder approval.

The shares issued under the EEP may be previously unissued shares, or shares acquired by us either on the market or otherwise. In the event there is any change in the shares of the Company through a stock dividend, stock split, reorganization, recapitalization or other similar events, the number of shares authorized for the plan, the number and price of shares of stock subject to outstanding awards and the numerical limits on the number of shares authorized for the different types of awards will be appropriately adjusted.

The EEP is administered by the Board’s Compensation Committee. Committee members are appointed by the Board and must be “non-employee” directors as defined by Rule 16b-3 of the Securities Exchange Act of 1934, “outside directors” under Section 162(m) of the Internal Revenue Code and “independent directors” as required by the listing standards of the New York Stock Exchange. Committee members are not eligible for awards under the plan. As part of its administrative duties, the Committee determines which employees may receive awards, prescribes the terms and conditions of the awards, interprets the plan and awards granted under it, adopts rules for the administration, interpretation and application of the plan and interprets, amends or revokes any of the rules it has adopted. The Committee may delegate its rights and duties under the plan to the CEO, provided the CEO is also a member of the Board of Directors.

Only employees who are not executive officers may receive awards under the plan. At our 2007 fiscal year end, we had 3,010 non-executive officer employees who were holding option grants, 66 non-executive officer employees who were holding grants of restricted stock, and 7 non-executive officer employees who were holding grants of restricted stock units. The Committee may not grant new options, restricted stock or restricted stock units in exchange for the cancellation of any other award made under this or any other plan. Other than in connection with a change in the Company’s capitalization, the exercise price of an option may not be reduced without the approval of stockholders. Moreover, no material amendments, including increasing the number of shares available for issuance under the plan, may be made to the EEP without the approval of stockholders. The price of the common stock at the close of business on August 1, 2007 was $26.16.

Performance conditions may be set as part of the restrictions imposed on the restricted stock and on restricted stock units but they are not required. Such performance conditions may be based on any performance criteria specified by the Committee.

The aggregate number of shares of stock subject to awards that may be granted to any single employee under the EEP during a fiscal year cannot exceed 250,000. No shares from any of our other equity plans are available for awards under the EEP. If an award is forfeited, cancelled, terminates, expires or lapses for any reason, the shares of stock subject to the award are available for further awards under the EEP. Shares exchanged or withheld as full or partial payment for awards or to satisfy tax withholding obligations related to an award are not available for subsequent awards.

In the event of a change-of-control (as defined in the plan), outstanding options become fully exercisable and vested, restrictions imposed on restricted stock lapse, and outstanding restricted stock units become fully vested and nonforfeitable. Acceleration of awards is not otherwise permitted under the plan.

The plan contains a recoupment (clawback) clause. An employee is required to forfeit rights to awards under the plan if the employee has engaged in misconduct. Repayment of awards may also be demanded in the event of misconduct.

The plan does not permit the granting of new awards in exchange for the cancellation of awards under the plan or any other plan. Transfer of awards to independent third parties without stockholder approval is also prohibited.

Terms and Conditions of Options

The plan authorizes up to 14,000,000 shares, of which up to 1,000,000 shares may be issued in connection with restricted stock and restricted stock units, and the remaining shares may be used in connection with options. The Committee determines which employees may receive options, whether they are transferable (only to family members and family trusts), the vesting terms, and the size of the option grant. The exercise price under each option granted is required to be the closing market price on the date of grant. Options cannot be granted in exchange for the cancellation of any other option or award and the exercise price of an option may not be reduced without the approval of stockholders (except as may occur automatically in connection with a change in the capitalization of National).

The terms of the plan relating to options are consistent with our existing stock option plans, policies and procedures. Options granted under the EEP are non-qualified and not incentive stock options within the meaning of the Internal Revenue Code. The purchase price for all shares purchased upon an option exercise must be either paid in full in cash, with National common stock valued at fair market value on the date of exercise or with a combination of cash and common stock. The term of each option can be no more than six years and one day, the minimum full vesting term is three years and an option may not be exercised unless the employee has been continuously employed for six months following the option grant date. The only exception to this would be if there is a change in control (as defined by the EEP) of the Company; in this instance, options would become exercisable even if the six month vesting requirement has not been met. Each option granted is evidenced by a stock option agreement specifying the terms and conditions of the option.

Under the EEP, an employee or his transferee may, upon termination of the employee’s employment for any reason other than retirement, permanent disability, or death, exercise an option at any time within three months after termination to the extent he was entitled to exercise the option at the date of termination, but not after expiration of the option term. If the employee dies during the three months following termination, the person to whom his rights have passed may exercise the option at any time within a period of one year after his death to the extent that the employee was entitled to exercise the option at date of death, but not after expiration of the option term. In the event of termination of employment by retirement, permanent disability or death, the option may be exercised by the employee, the employee’s transferee, or the person to whom his rights have passed, in accordance with its terms at any time within five years after the termination, but not after the option term has expired. If the employee’s employment is terminated and he is then rehired within ninety days, the Committee may reinstate any portion of the option previously granted but not exercised.

Tax Consequences of Options.   The following tax description is required by SEC regulations. An employee will not be considered to have received any compensation for federal income tax purposes upon the grant of an option under the plan but will realize taxable ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the common stock on the date of exercise over the exercise price. The basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of the stock option will be the amount paid for the shares, plus any ordinary income recognized as a result of the exercise of such option. If the employee holds the shares for the long-term capital gain holding period following the date taxable income is realized as a result of the exercise of the option, any gain realized upon disposition will be taxed as long-term gain. If an employee exercises a stock option and makes payment with shares of the Company’s common stock, he will not recognize gain or loss for the number of shares equally exchanged at the time of exercise. However, the additional shares transferred to the employee will cause him to realize, at the time of exercise, taxable ordinary income in an amount equal to the fair market value of the additional shares transferred to him less any cash paid by him. The Company is entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the employee upon the exercise of the option.

Terms and Conditions of Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may be issued to employees, subject to restrictions set by the Committee. No more than a total of 1,000,000 shares may be issued in connection with restricted stock and restricted stock units.

The Committee sets the number of shares of restricted stock that may be issued to employees. The shares are subject to restriction during the restriction period specified by the Committee. The Committee sets the restrictions, which may include performance conditions, that apply during the restriction period. The restriction period can vary from six months to six years and one day. The minimum total period for restrictions based exclusively on the passage of time and continued employment is no less than three years. Restricted stock may not be sold or transferred until the restrictions imposed during the restriction period terminate or expire. During the restriction period, the employee is entitled to receive dividends and vote the shares of restricted stock but is not able to sell, assign or otherwise transfer the shares. Once the restriction period is completed and, assuming applicable taxes have been paid, the employee receives the shares of stock and will be able to freely transfer them. Restricted stock is evidenced by an agreement that specifies the number of shares, the restrictions and the restriction period.

For restricted stock units, the Committee sets the number of restricted stock units that may be awarded to employees. The restricted stock units do not vest to the employee until the restrictions set by the Committee in the restriction period have lapsed. The Committee sets the restrictions, which may include performance conditions, that apply during the restriction period. As with restricted stock, the restriction period can vary from six months to six years and one day and the minimum total period for restrictions based exclusively on the passage of time and continued employment is no less than three years. For performance based restricted stock units, the number of shares actually issued upon completion of the restriction period will vary in accordance with the performance level achieved during the performance period, as determined by the Committee. Unlike restricted stock, employees who have been awarded restricted stock units do not have the right to receive dividends or vote shares during the restriction period. Restricted stock units are not transferable during the restriction period. Once the restriction period is completed and, assuming applicable taxes have been paid, the employee receives freely transferable shares of stock equivalent to the number of restricted stock units that have been awarded. Restricted stock units are evidenced by an agreement that specifies the number of units, the restrictions, and the restriction period.

As noted above, neither restricted stock nor restricted stock units can be transferred during the restriction period. If an employee terminates employment during a restriction period, the right to receive unrestricted shares of stock terminates upon termination of employment, but the Committee is allowed to make exceptions when termination of employment occurs during the restriction period by reason of death, permanent disability or retirement.

Summary of Benefits Under the EEP

The plan is only available to employees who are not executive officers. We cannot predict the size of awards to any particular employee under the plan. We have not granted any awards under the plan. The following table provides information required by the SEC on option grants and restricted stock and restricted stock unit awards made in fiscal 2007 under the existing plans under which equity grants are made to non-executive employees. No information is provided on directors because they are not eligible to participate in the EEP.

		Number of Shares	Number of Shares
	Number of	of Restricted	of Restricted Stock
Name and Position	Options (1) (2)	Stock (3)	Units (target) (3)
Brian L. Halla	0	0	0
Chairman & CEO
Donald Macleod	0	0	0
President and
Chief Operating Officer
Lewis Chew	0	0	0
Senior Vice President,
Finance and Chief Financial Officer
Detlev Kunz	0	0	0
Senior Vice President,
Power Management Products Group
Suneil Parulekar	0	0	0
Senior Vice President,
Analog Signal Path Products Group
All current executive officers as a group	0	0	0
All other employees, including current officers
who are not executive officers	5,669,450	120,000	20,000

(1)           As noted above, executive officers are not eligible to receive awards under the EEP. For information on equity grants made to executive officers, see the table on Summary of Benefits Under the EOEP on page 34.

(2)           Options were granted in fiscal 2007 to employees under the 1997 Plan and the Stock Option Plan.

(3)           Restricted stock and restricted stock units were granted in fiscal 2007 to employees under the Restricted Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE 2007 EMPLOYEES EQUITY PLAN. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” APPROVAL. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL 4. APPROVAL OF THE 2005 EXECUTIVE OFFICER EQUITY PLAN, AS AMENDED

We are submitting the 2005 Executive Officer Equity Plan, as amended, to stockholders for approval. The 2005 Executive Officer Equity Plan (which we refer to in this discussion as the “EOEP”) was first approved by stockholders in October 2004 and is the primary source for providing equity compensation to executive officers under our executive compensation program. The EOEP is an integral part of our performance based compensation strategy.

The semiconductor industry continues to use equity as an integral part of total compensation for both executives and employees. As noted above, the EOEP is our primary plan for providing equity compensation to our executive officers and features an emphasis on performance. As with employees, we believe it is necessary to continue to use equity to motivate and reward our executive officers and provide incentives for them to exert maximum efforts for our success. It is necessary to amend the EOEP so that we can continue to provide equity compensation to our executive officers in future fiscal years. In keeping with our recent history of equity compensation use, we expect to manage the administration of the EOEP to provide awards to executive officers for three fiscal years.

As amended, the EOEP contains a number of provisions that we believe are consistent with the interests of stockholders and sound governance practices. A summary of those provisions appears on pages 19-20. The full text of the EOEP appears in Appendix B. The principal features of the EOEP are outlined below and should be reviewed along with Appendix B.

Description of the Plan—General

The EOEP features two types of equity compensation awards: stock options and performance share units. As initially approved by stockholders, the EOEP included stock appreciation rights. As amended, the EOEP does not include stock appreciation rights. The EOEP as approved by stockholders in fiscal 2005 authorized 3,000,000 shares that have been used over three fiscal years to make equity grants to our executive officers. As amended, the number of shares authorized for the EOEP will increase by 3,000,000, of which 1,500,000 can be used for performance share units. No shares from any of our other equity plans are available for awards under the EOEP. We expect the 3,000,000 new shares will meet our needs for equity awards for our executive officers for three fiscal years. Any increase in the number of shares authorized for the EOEP will require stockholder approval.

The shares issued under the EOEP may be previously unissued shares, or shares acquired by us either on the market or otherwise. In the event there is any change in the shares of the Company through a stock dividend, stock split, reorganization, recapitalization or other similar events, the number of shares authorized for the plan, the number and price of shares of stock subject to outstanding awards, and the numerical limits on the number of shares authorized for the different types of awards will be appropriately adjusted.

The EOEP is administered by the Board’s Compensation Committee, which is currently composed of Messrs. Appleton, Maidique and McCracken. Committee members are appointed by the Board and must be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, “outside directors” under Section 162(m) of the Internal Revenue Code and “independent directors” as required by the listing standards of the New York Stock Exchange. Committee members cannot receive benefits under the plan. As part of its administrative duties, the Committee determines which executive officers may receive awards, prescribes the terms and conditions of the awards, interprets the plan and awards granted under it, adopts rules for the administration, interpretation and application of the plan and interprets, amends or revokes any of the rules it has adopted.

Only executive officers may receive awards under the plan; currently, we have nine executive officers. The Committee may not grant new options or performance share units in exchange for the cancellation of any other award made under this or any other plan. Other than in connection with a change in the Company’s capitalization, the exercise price of an option may not be reduced without the approval of stockholders. Moreover, no material amendments, including increasing the number of shares available for issuance under the plan, may be made to the EOEP without the approval of stockholders. The price of the Company’s common stock at the close of business on August 1, 2007 was $26.16.

Payment of performance share units requires achievement of performance conditions determined by the Committee. Performance conditions may also be set for the exercisability of stock options, but they are not required. Performance conditions may be based on the specific business criteria specified in Section 6 of the plan (which include, among other criteria, net income, return on invested capital, earnings per share, market share and expense management) or they may be based on achievement of other specific performance objectives.

No shares from any of our other equity plans are available for awards under the EOEP. If an award is forfeited, cancelled, terminates, expires or lapses for any reason, the shares of stock subject to the award are available for further awards under the EOEP. Shares exchanged or withheld as full or partial payment for awards or to satisfy tax withholding obligations related to an award are not available for subsequent awards.

In the event of a change-of-control (as defined in the plan), outstanding options become fully exercisable and vested and the performance conditions associated with performance share units lapse. Acceleration of awards is not otherwise permitted under the plan.

The plan contains a recoupment (clawback) clause. An executive officer is required to forfeit rights to awards under the plan if the executive officer has engaged in misconduct. Repayment of awards may also be demanded in the event of misconduct.

The plan does not permit the granting of new awards in exchange for the cancellation of awards under the plan or any other plan. Transfer of awards to independent third parties without stockholder approval is also prohibited.

Terms and Conditions of Options

As amended, the plan authorizes an additional 3,000,000 shares, of which up to 1,500,000 shares may be issued in connection with performance share units and the remaining shares may be used in connection with options. The Committee determines which executive officers may receive options, whether they are transferable (only to family members and family trusts), the vesting terms, and the size of the option grant. Since the EOEP was first approved in fiscal 2005, a total of 684,000 options have been granted under it to executive officers. The Committee may, but is not required to, set performance requirements for the exercisability of options. These performance requirements may be based on the performance goals specified in the plan or on other specific performance objectives. No officer may be granted more than 500,000 options during any one fiscal year. The exercise price for each option granted is required to be the closing market price of the common stock on the date of grant. Options cannot be granted in exchange for the cancellation of any other option or award and the exercise price of an option may not be reduced without the approval of stockholders (except as may occur automatically in connection with a change in the capitalization of National).

The terms of the plan relating to options are consistent with our existing stock option plans, policies and procedures. Options granted under the EOEP are non-qualified and not incentive stock options within the meaning of the Internal Revenue Code. The purchase price for all shares purchased upon an option exercise must be either paid in full in cash, with National common stock valued at fair market value on the date of exercise or with a combination of cash and common stock. The term of each option can be no more than six years and one day, the minimum full vesting term for service based options is three years and an option may not be exercised unless the executive officer has been continuously employed for six months following the option grant date. The only exception to this would be if there is a change in control (as defined by the EOEP) of the Company; in this instance, options would become exercisable even if the six month vesting requirement has not been met. Each option granted is evidenced by a stock option agreement specifying the terms and conditions of the option.

Under the EOEP, an executive officer or his transferee may, upon termination of the executive officer’s employment for any reason other than retirement, permanent disability, or death, exercise an option at any time within three months after termination to the extent he was entitled to exercise the option at the date of termination, but not after expiration of the option term. If the executive officer dies during the three months following termination, the person to whom his rights have passed may exercise the option at any time within a period of one year after his death to the extent that the executive officer was entitled to exercise the option at date of death, but not after expiration of the option term. In the event of termination of employment by retirement, permanent disability or death, the option may be exercised by the executive officer, the executive officer’s transferee, or the person to whom his rights have passed, in accordance with its terms at any time within five years after the termination, but not after the option term has expired. If the executive officer’s employment is terminated and he is then rehired within ninety days, the Committee may reinstate any portion of the option previously granted but not exercised.

Tax Consequences of Options.   The following tax description is required by SEC regulations. An executive officer will not be considered to have received any compensation for federal income tax purposes upon the grant of an option under the EOEP but will realize taxable ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the common stock on the date of exercise over the exercise price. The basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of the stock option will be the amount paid for the shares, plus any ordinary income recognized as a result of the exercise of such option. If the executive officer holds the shares for the long-term capital gain holding period following the date taxable income is realized as a result of the exercise of the option, any gain realized upon disposition will be taxed as long-term capital gain. If an executive officer exercises a stock option and makes payment with shares of the Company’s common stock, he will not recognize gain or loss for the number of shares equally exchanged at the time of exercise. However, the additional shares transferred to the executive officer will cause him to realize, at the time of exercise, taxable ordinary income in an amount equal to the fair market value of the additional shares transferred to him less any cash paid by him. The Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the executive officer upon the exercise of the option.

Terms and Conditions of Performance Share Units

Performance share units represent shares of stock that may ultimately be issued to the executive officer upon achievement of performance conditions. Up to 3,500,000 shares (consisting of 2,000,000 shares initially approved by stockholders in fiscal 2005 and 1,500,000 additional shares submitted for approval now) may be issued in connection with the payment of performance share units. The Committee sets targets for performance share units for those executive officers it has chosen to receive performance share units. No executive officer may have a target of more than 250,000 performance share units established in any one fiscal year. The Committee sets the terms and conditions of the performance share units, including the applicable performance conditions and performance period, which must run for a minimum of two years, and vesting period, which may or may not run concurrently with the performance period. Performance share units are evidenced by an agreement that specifies the target number of performance share units and the applicable performance conditions.

Performance share unit awards are determined at the end of the performance period. A threshold performance level of 50% must have been achieved before any awards are paid. The Committee determines the performance level achieved and certifies in writing that the performance ratings and other applicable conditions have been satisfied before awards are paid. The actual number of performance share units that may be earned may range from 50% to 150% of the established target and may not exceed 375,000 for any one performance period. Once the number of performance share units achieved is determined, the executive officer is paid in shares of stock equal to the number of performance share units that have been achieved, provided any applicable vesting periods have also been satisfied and applicable taxes have been paid. The only exception to this would be if there is a change in control (as defined by the EOEP) of National; in this instance, performance conditions will lapse and the executive officer would receive shares of stock equivalent to the target number of performance share units assigned to him.

Since the EOEP was first approved in fiscal 2005, we have had three performance periods. The first performance period began in fiscal 2006 and was completed at the end of fiscal 2007. The goals for the first performance period were based on achieving certain levels of return on invested capital (“ROIC”). Achievement was at the 150% level and shares were issued in payment of performance share units in July 2007 (actual awards paid to the named executive officers are shown in the “Stock Awards” column in the Table on Option Exercises and Stock Vested appearing on page 39). The second performance period began in fiscal 2007 and is still in process. The goals for the second performance period are based on achieving certain earnings per share targets while maintaining a certain level of minimum ROIC. The targets for the second performance cycle for the named executive officers are shown in the “Estimated Future Payouts under Equity Incentive Plan Awards” column in the Table on Grants of Plan-Based Awards appearing on page 36. The third performance period began in fiscal 2008, with goals based on ROIC. The third performance period will be completed at the end of fiscal 2009; information on targets set for the third performance period appears on page 34.

Summary of Benefits Under the EOEP

The plan is only available to executive officers. We cannot predict the size of all future awards to executive officers under the plan. Following is information on option and performance share unit awards made to executive officers under the EOEP so far in fiscal 2008.

	Fiscal 2008
		Performance
		Share Units
Name and Position	Options	(target)
Brian L. Halla	0	140,000
Chairman & CEO
Donald Macleod	0	100,000
President and
Chief Operating Officer
Lewis Chew	100,000	40,000
Senior Vice President,
Finance and Chief Financial Officer
Detlev Kunz	50,000	20,000
Senior Vice President,
Power Management Products Group
Suneil Parulekar	50,000	20,000
Senior Vice President,
Analog Signal Path Products Group
All current executive officers as a group	420,000	358,000
All other employees, including current officers
who are not executive officers*	0	0

*                    Employees who are not executive officers and directors who are not employees are not eligible to participate in the EOEP.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 2005 EXECUTIVE OFFICER EQUITY PLAN, AS AMENDED. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” APPROVAL. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table shows information on compensation paid or accrued by National and our subsidiaries for our chief executive officer and the four other most highly compensated executive officers during fiscal 2007 (collectively referred to as the named executive officers) for the fiscal year ended May 27, 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Brian L. Halla	2007	$866,042	$5,500,382	$5,071,884	$556,250	$—	$14,621	$12,009,179
Chairman and CEO
Donald Macleod	2007	580,385	3,424,909	2,602,151	300,000	—	28,586	6,936,031
President & Chief Operating Officer
Lewis Chew	2007	400,000	1,608,555	1,131,479	150,000	—	13,904	3,303,938
Senior Vice President, Finance and Chief Financial Officer
Detlev Kunz	2007	335,004	933,836	1,283,293	135,000	35,365	13,822	2,736,320
Senior Vice President, Power Management Products Group
Suneil Parulekar	2007	336,548	933,836	1,168,081	135,000	—	12,557	2,586,022
Senior Vice President, Analog Signal Path Products Group

          (1) This column represents the dollar amount of compensation expense recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of performance share units granted in fiscal 2007 as well as prior fiscal years, in accordance with SFAS 123R. The performance share units are subject to performance conditions, as described in the Compensation Discussion and Analysis beginning on page 46. Performance conditions do not reduce the grant date fair value under SFAS 123R. Since the amounts in this column reflect the Company’s accounting expense for the performance share units, they do not correspond to the actual value which will be recognized by the officer, which depends solely on the achievement of specified performance objectives over the performance period. The grant date fair value of performance share units we used in fiscal 2007 to value the performance share units is the opening price of the stock on the date of grant.

          (2) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted, in fiscal 2007 as well as prior fiscal years, to each of the named executives in accordance with SFAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. For those officers eligible for retirement, the fair value of awards that had been held for more than six months prior to the beginning of the 2007 fiscal year have already been fully expensed. For additional information on the valuation assumptions with respect to the fiscal 2007 grants, refer to note 1 of the financial statements in our Form 10-K for the fiscal year ended May 27, 2007 as filed with the SEC. See the Grants of Plans-Based Awards Table for information on options granted in fiscal 2007. Since these amounts reflect the Company’s accounting expense for these stock option awards, they do not correspond to the actual value that will be recognized by the named executives.

          (3) The column represents incentives earned in fiscal 2007 under the Executive Officer Incentive Plan.

          (4) This column represents the aggregate change in the actuarial present value for the defined benefit pension plan made available to Mr. Kunz in connection with his prior service with our German subsidiary. Amount is based on exchange rate used by the Company as of the applicable financial statement reporting dates. We do not have above market or preferential earnings on our non-qualified deferred compensation plan made available to our executive officers and other highly compensated employees.

          (5) Consists of the following:

(a)             Contributions and allocations to defined contribution retirement plans

Mr. Halla	$13,500
Mr. Macleod	13,300
Mr. Chew	13,400
Mr. Kunz	13,400
Mr. Parulekar	12,116

(b)            Value of life insurance premiums for term and whole life insurance

Mr. Halla	$1,121
Mr. Macleod	15,286
Mr. Chew	504
Mr. Kunz	422
Mr. Parulekar	441

The incremental cost to the Company of perquisites in fiscal 2007 for each of the executive officers named in the table did not exceed $10,000.

Grants of Plan-Based Awards

The following table shows information concerning plan based awards in fiscal 2007 to the named executive officers:

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options(3) (#)	Awards(4) ($/sh)	Awards(5) ($)
Brian L. Halla	7/18/06	$556,250	$2,225,000	$4,450,000				150,000	$23.01	$1,222,815
	7/19/06				50,000	100,000	150,000			2,258,000
Donald Macleod	7/18/06	300,000	1,200,000	2,400,000				90,000	23.01	733,689
	7/19/06				30,000	60,000	90,000			1,354,800
Lewis Chew	7/18/06	150,000	600,000	1,200,000				60,000	23.01	489,126
	7/19/06				15,000	30,000	45,000			677,400
Detlev Kunz	7/18/06	108,875	435,500	871,000				40,000	23.01	326,084
	7/19/06				10,000	20,000	30,000			451,600
Suneil Parulekar	7/18/06	113,750	455,000	910,000				40,000	23.01	326,084
	7/19/06				10,000	20,000	30,000			451,600

             (1)  Represents target awards set in fiscal 2007 under the Executive Officer Incentive Plan. Target awards are specifically set based on assigned incentive levels, assuming 100% achievement of goals. Under the performance metrics set for fiscal 2007, threshold represents goal achievement at the minimum performance level (25%) and maximum represents goal achievement at the maximum performance level (200%). The actual incentives paid for performance in fiscal 2007 are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”.

             (2)  Represents target levels set in fiscal 2007 for performance share units under the 2005 Executive Officer Equity Plan. Target levels are set based on 100% achievement of goals. Threshold represents goal achievement at the minimum performance level (50%) at which awards can be paid and maximum represents goal achievement at the maximum performance (150%) level at which awards can be paid under this plan. There is a two year performance cycle for the performance share units.

             (3)  Options granted in fiscal 2007 were granted under the Executive Officer Stock Option Plan and the 2005 Executive Officer Equity Plan.

             (4)  As required by the terms of the plans under which the options were granted, the exercise price is the opening price of the common stock on the date of grant. On July 18, 2006, the opening price ($23.01) was greater than the closing price ($22.33). We have amended our option plans so that the exercise price of options granted subsequent to the February 25, 2007 is the closing price on the date of grant.

             (5)  For stock awards, represents the aggregate grant date fair value for the target number of performance share units set for each executive officer during the fiscal year. The grant date fair value used in fiscal 2007 to determine expense associated with the performance share units is the product of the number of target units set and the opening price of the stock on the date the targets were set. The actual value that the executive officer will receive depends on performance achieved during the performance cycle. For option awards, represents the aggregate grant date fair value, using the Black-Scholes option pricing model. The valuation model and assumptions are the same as we use for financial statement reporting purposes. The assumptions used to value these specific options are: risk-free rate of return of 5.133%, dividend yield of 0.5%, term of 4.06 years and volatility factor of 37.60%. For additional information on valuation assumptions used for financial statement reporting purposes, refer to note 1 of the financial statements in our Form 10-K for the fiscal year ended May 27, 2007 as filed with the SEC. The actual value that the executive officer will receive from stock option grants will depend on the future performance of the stock and the price of the stock at the time of exercise.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning the equity awards held by the named executive officers that were outstanding as of the end of the 2007 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Brian L. Halla	200,000	0	$11.50	6/23/09	(5)	150,000	$3,910,500
	766,666	33,334	11.625	7/15/09	(6)
	166,666	33,334	19.15	1/27/10	(6)
	800,000	0	29.9375	4/19/10	(5)
	354,166	145,834	19.10	7/13/10	(6)
	1,200,000	0	12.975	4/17/11	(5)
	1,600,000	0	17.10	4/16/12	(5)
	0	150,000	23.01	7/18/12	(6)
	400,000	0	8.025	8/6/12	(5)
	400,000	0	6.30	10/17/12	(5)
	240,000	0	6.545	2/11/13	(5)
	240,000	0	8.375	4/15/13	(5)
Donald Macleod	150,000	0	15.6875	6/26/07	(5)	90,000	2,346,300
	287,500	12,500	11.625	7/15/09	(6)
	100,000	20,000	19.15	1/27/10	(6)
	400,000	0	29.9375	4/19/10	(5)
	141,666	58,334	19.10	7/13/10	(6)
	600,000	0	12.975	4/17/11	(5)
	50,000	50,000	19.74	5/9/11	(6)
	100,000	0	13.05	1/23/12	(5)
	700,000	0	17.10	4/16/12	(5)
	0	90,000	23.01	7/18/12	(6)
	43,750	0	8.025	8/6/12	(5)
	43,750	0	6.30	10/17/12	(5)
	50,000	0	6.545	2/11/13	(5)
	50,000	0	8.375	4/15/13	(5)
Lewis Chew	10,000	0	6.375	4/29/09	(5)	45,000	1,173,150
	172,500	7,500	11.625	7/15/09	(6)
	66,666	13,334	19.15	1/27/10	(6)
	60,000	0	29.9375	4/19/10	(5)
	88,541	36,459	19.10	7/13/10	(6)

Outstanding Equity Awards at Fiscal Year-End (continued)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Lewis Chew	100,000	0	$12.975	4/17/11	(5)
	100,000	0	13.875	6/19/11	(5)
	60,000	0	13.05	1/23/12	(5)
	360,000	0	17.10	4/16/12	(5)
	0	60,000	23.01	7/18/12	(6)
	90,000	0	8.025	8/6/12	(5)
	90,000	0	6.30	10/17/12	(5)
	60,000	0	6.545	2/11/13	(5)
	80,000	0	8.375	4/15/13	(5)
Detlev Kunz	3,750	7,500	11.625	7/15/09	(6)	30,000	$782,100
	20,000	0	26.0625	1/19/10	(5)
	41,666	8,334	19.15	1/27/10	(6)
	24,000	0	29.9375	4/19/10	(5)
	88,541	36,459	19.10	7/13/10	(6)
	9,166	10,834	24.52	7/19/11	(6)
	225,000	0	17.10	4/16/12	(5)
	0	40,000	23.01	7/18/12	(6)
	18,750	0	8.025	8/6/12	(5)
	18,750	0	6.30	10/17/12	(5)
	20,000	0	6.545	2/11/13	(5)
	30,000	0	8.375	4/15/13	(5)
Suneil Parulekar	172,500	7,500	11.625	7/15/09	(6)	30,000	782,000
	66,666	13,334	19.15	1/27/10	(6)
	40,000	0	29.9375	4/19/10	(5)
	53,125	21,875	19.10	7/13/10	(6)
	110,000	0	12.975	4/17/11	(5)
	9,166	10,834	24.52	7/19/11	(6)
	60,000	0	13.05	1/23/12	(5)
	170,000	0	17.10	4/16/12	(5)
	0	40,000	23.01	7/18/12	(6)
	42,500	0	8.025	8/6/12	(5)
	42,500	0	6.30	10/17/12	(5)
	25,000	0	6.545	2/11/13	(5)
	30,000	0	8.375	4/15/13	(5)

   (1) All options that were exercisable at fiscal year end were vested at fiscal year end.

   (2) Options unexercisable at fiscal year end vest in increments. See notes (5) and (6) in the “Option Expiration Date” column for vesting detail.

   (3) Based on performance share units for which performance period was still in process at the end of the 2007 fiscal year. As required by SEC rules, the maximum number of shares of stock that can be awarded if maximum performance levels are achieved is shown because a maximum performance level was achieved for the performance period that was completed at the end of fiscal 2007. Results for one performance period are not necessarily determinative of results for future performance periods.

   (4) Based on closing price of common stock at fiscal year end ($26.07).

   (5) Twenty-five percent of the shares subject to each option grant vest one year after the date of grant, and the remainder vest twenty-five percent annually on the next three anniversaries of the grant date. These options expire ten years and one day after the date of grant.

   (6) Twenty-five percent of the shares subject to each option grant vest one year after the date of grant, and the remainder vest monthly in equal installments over the following thirty-six months. These options expire six years and one day after the date of grant.

Option Exercises and Stock Vested

The following table shows information on options exercised during fiscal 2007 by the named executive officers and shares awarded in payment of performance share units for the performance cycle that was completed in fiscal 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting (#)(3)
Brian Halla	500,000	$4,406,250	360,000	$10,378,800
Donald Macleod	—	—	225,000	6,486,750
Lewis Chew	—	—	105,000	3,027,150
Detlev Kunz	183,750	2,040,781	60,000	1,729,800
Suneil Parulekar	—	—	60,000	1,729,800

       (1) Represents the market value of the underlying shares on the date of exercise less the exercise price.

       (2) Represents number of shares of stock acquired by the executive upon the completion and measurement of the first performance period for performance share units. Performance goals and target awards for the first performance period were set in fiscal 2006.

       (3) Represents the closing price of the shares on July 17, 2007, the date the Compensation Committee measured performance and determined final awards.

Pension Benefits

The following table presents information on the pension benefits made available to one of our named executive officers.

Pension Benefits

Number of
Years of
		Credited	Present Value
		Service	of Accumulated	Payments During
Name	Plan Name	(#)(2)	Benefit ($)(3)	Last Fiscal Year
Detlev Kunz(1)	Pension Scheme of National Semiconductor GmbH	20	$637,240	0

(1)          Mr. Kunz is a participant in the Pension Scheme of National Semiconductor GmbH offered by our German subsidiary which was Mr. Kunz’s employer for 20 years. None of the other named executive officers participates in a defined benefit pension plan.

(2)          Includes credit only for years of service with our German subsidiary.

(3)          Represents the actuarial present value of the accumulated benefit in U.S. dollars, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year. For information on the assumptions used in quantifying the present value of the accumulated benefit, see the information in note 11 to the financial statements in our 2007 Form 10-K as filed with the SEC.

In accordance with local requirements and employment practices, we maintain defined benefit pension plans at certain of our international locations, one of which is Germany. Mr. Kunz was employed by our German subsidiary for twenty years until be became Senior Vice President and General Manager, Worldwide Marketing and Sales in July 2001. (He now serves as Senior Vice President of the Power Management Products Group.) Under the pension scheme of National Semiconductor GmbH (our German subsidiary), Mr. Kunz is entitled to receive an estimated annual benefit upon retirement at or after the age of 65. The formula for determining the pension benefit is the sum of 0.5% of salary up to the amount valid for calculations for the German state pension scheme and 1.5% of salary above this limit times the number of years of service. Mr. Kunz ceased to accrue credits for service or compensation upon his transfer to the U.S. and the pension benefit is based solely on his service to and compensation from our German subsidiary.

Non-Qualified Deferred Compensation

The following table presents information on our Deferred Compensation Plan, which is our non-qualified plan of deferred compensation.

Non-Qualified Deferred Compensation(1)

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)(2)	($)	($)(3)	($)	($)
Brian L. Halla	$0	0	$599,243	0	$4,848,796
Donald Macleod	174,115	0	190,929	0	1,465,980
Lewis Chew	59,333	0	45,273	0	361,170
Detlev Kunz	34,751	0	10,291	0	219,273
Suneil Parulekar	188,619	0	103,625	0	1,064,186

  (1) We maintain a Deferred Compensation Plan (“DCP”) for executive officers and other employees considered “highly compensated” under IRS regulations. Executive officers may defer to the DCP up to 50% of salary payments and 100% of the non-equity incentive plan compensation paid under the Executive Officer Incentive Plan. DCP assets are maintained in a “rabbi trust” and the participant selects the investment options for the participant’s account. The investment options are the same investment options made available to participants in our 401(k) plan. Participants may change their investment options on a daily basis. Since the participant is responsible for selecting investment options, earnings include losses as well as gains and the actual earnings will depend on the investment options and mix chosen by the participant. At the time deferral elections are made, participants choose when they wish to receive payouts of their deferrals and whether they wish to receive them in a lump sum or in annual installments of up to ten years. As a result, payouts are not limited to termination of employment. Once made, we do not allow changes in payout elections except in limited circumstances.

  (2) Executive contributions reported as compensation for fiscal 2007 in the Summary Compensation Table:

	Salary	Non-Equity Incentive Plan Compensation
Mr. Halla	$0	$0
Mr. Macleod	174,115	0
Mr. Chew	59,333	0
Mr. Kunz	34,751	0
Mr. Parulekar	134,619	54,000

  (3) Earnings are not included in the Summary Compensation Table, as earnings are based on investment returns achieved by the investment elections made by the officer and are not above-market.

Loans

None of the named executive officers have loans from us.

Employment Contracts and Potential Payments Upon Termination of Employment or Change-of-Control Agreements

Except for the change-of-control employment agreements described below, we do not have specific employment agreements with our named executive officers. Following is information on benefits made available to our named executive officers upon termination of employment, including termination of employment in the event of a change-of-control. Excluded from this discussion is information on benefits and arrangements that do not discriminate in scope and terms of operation in favor of our named executive officers and that are available generally to all salaried employees.

•  Usual Benefits Upon Termination for any Reason

When employment of a named executive officer is terminated in a situation that does not involve a change-of-control, the officer is entitled to receive the same benefits as any other terminating employee. This applies regardless of the reason for termination. Any other benefits, including perquisites, would be subject to specific negotiation between National and the executive officer at the time of termination. Following is information on the additional benefits available to executive officers upon any type of termination:

Deferred Compensation Plan (DCP) Accounts

As noted in the Table on Non-Qualified Deferred Compensation, the DCP is our non tax qualified defined contribution plan which allows officers and other employees defined as “highly compensated” by the IRS to defer salary and incentive payments. The total amount of the DCP account at the time of termination will be dependent on the performance of the investments, as well as the amounts of salary and incentive payments that the participant has deferred. The DCP also contains amounts previously contributed by National to the profit sharing plan that were in excess of IRS limitations for tax qualified plans. Like all other DCP participants, at the time of termination, the named executive officer will begin receiving payments of the officer’s DCP account balance. At the time a participant makes an election to defer salary and/or incentive payment to the DCP, the participant chooses whether to take the deferral in a lump sum or in equal annual installments of up to ten years, so the timing of the actual payout of the DCP account will depend on the selections the participant has previously made. If the named executive officers had terminated at the end of fiscal 2007 and each had elected to receive the entire DCP account balances upon termination, they would have been entitled to receive the following amounts: Mr. Halla: $4,848,796; Mr. Macleod: $1,465,980; Mr. Chew: $361,170; Mr. Kunz: $219,273; and Mr. Parulekar: $1,064,186. As a result of Internal Revenue Code requirements, payments of the DCP accounts to the named executive officers cannot begin until six months after employment has ended.

Other Benefits

Under a preferred life insurance program previously made available to executive officers prior to 1996, Mr. Macleod has a whole life insurance policy for which National pays part of the premium. Upon termination for any reason, National will no longer pay any part of the premium but Mr. Macleod will be able to maintain coverage at his own expense.

•      Benefits Upon Termination by Reason of Retirement

We have the following additional benefits that are available if employment is terminated by reason of retirement:

Stock Options

If any employee (including an executive officer) who has been granted stock options terminates employment because of retirement, the options granted to the employee will continue to vest and the employee will have up to five years after termination to exercise the option. For these purposes, we define retirement as:

•       Having reached age of sixty-five; or

•       Having reached age fifty-five and the sum of the employee’s age plus years of service equals at least sixty-five.

The employee is also required to certify that the employee does not intend to engage in a full time vocation. If the employee subsequently becomes employed by a competitor of National, the option will immediately terminate.

In order to be eligible for retirement treatment of the option, the employee has to have been employed by National for at least six months after the option was granted. The option will expire upon the earlier of five years from the retirement date or the original option expiration date. At the end of fiscal 2007, Messrs. Halla, Macleod, Kunz and Parulekar would have been eligible for retirement treatment for their options by reason of their combined age and service years. Information on options vested at fiscal year end that these officers could exercise in the five year retirement period (assuming exercise prior to expiration of the option) is shown in the Table on Outstanding Equity Awards at Fiscal Year End. If each of these named executive officers had retired at the end of fiscal 2007, complied with all the retirement conditions, exercised the options under the retirement provisions and sold the underlying stock at $26.07, the closing price of the stock at our fiscal year end, the net amount that each officer would receive after the five year period for the additional options that would vest over the five year period would be: Mr. Halla: $2,187,644; Mr. Macleod: $1,317,450; Mr. Kunz: $559,321; Mr. Parulekar: $492,270. The actual amount that would be received over the five year period will depend on the price of the stock on the date of exercise.

Performance Share Units

We have set target awards of performance share units for the named executive officers. The performance period is two years. If the executive officer retires during a performance period, the officer is entitled to receive an award reflecting his performance and actual period of full time employment during the performance period. Retirement for these purposes is defined the same as it is for stock options. However, since performance cannot be measured until the performance period is completed, the award would not be paid until that time. If a retired executive officer who has received the payout of a performance share unit award subsequently becomes employed by or provides services to a competitor, the executive officer must repay the award amount to National. Using the performance share unit targets set in fiscal 2007 for the performance period that is still in progress and assuming performance is at the target level and the named executive officer retired at the end of fiscal 2007 halfway through the performance period, the value of the shares that would be awarded to the retired executive officers (using the closing price of the stock at the 2007 fiscal year end) would be: Mr. Halla: $1,303,500; Mr. Macleod: $782,100; Mr. Kunz: $260,700; Mr. Parulekar: $260,700. Mr. Chew is not eligible for retirement treatment for his performance share unit targets.

Incentive Payment

Under the terms of the Executive Officer Incentive Plan, executive officers who retire during a fiscal year are entitled to a proportionate payment of their incentive payment earned during the fiscal year. If the executive officer retires after the fiscal year ends but before the incentive payment amounts are approved by the Compensation Committee, the officer will receive the full incentive payment. These same retirement terms apply under our Key Employee Incentive Plan which is made available to key employees who are not executive officers. Retirement for these purposes is defined as it is for stock options and performance share units. The incentive payments actually made for fiscal 2007 are shown in the Summary Compensation Table. If any of the executive officers had retired before the end of fiscal 2007, the incentive payment would have been prorated to reflect the period of employment during the fiscal year.

Medical Benefits

Under a program previously made available to executive officers prior to 1996, Mr. Macleod is eligible to receive medical and dental coverage upon retirement from National. Retirement for these purposes is defined the same way as it is defined for stock options and performance share units. He will be required to pay the same amount that employees are charged for the coverage and the medical and dental benefits will be the same as those provided to employees. None of the other named executive officers is eligible to receive medical and dental benefits upon retirement and we do not offer retirement medical or dental coverage to our general employee population. If Mr. Macleod had retired at the end of fiscal 2007, the amount we estimate we would pay for the coverage for the first year of his retirement is $43,516. This is based on Mr. Macleod’s age, the age of his spouse, and the rates paid by National for similar retired officers during fiscal 2007.

Defined Benefit Pension Plan

Mr. Kunz is eligible to receive a pension payment upon his retirement. The pension benefit is from a defined benefit plan maintained by our German subsidiary which was Mr. Kunz’s employer before he transferred to the United States. For more information on the amounts Mr. Kunz would receive for the pension benefit, see the information provided in the Table on Pension Benefits. None of our other named executive officers is eligible to receive such a pension benefit.

•      Benefits Upon Termination by Disability or Death

In cases of termination of employment by disability or death, we have essentially the same treatment for stock options, incentive payments and performance share units as is available upon retirement. We have an executive long term disability program which is paid for by the executive officer. If the employment of any of our named executive officers had been terminated at the end of fiscal 2007 by reason of disability, they each would have received the following monthly disability benefit: Mr. Halla: $20,000; Mr. Macleod: $20,000; Mr. Chew: $0; Mr. Kunz: $16,750; Mr. Parulekar: $17,500. The duration of the monthly disability benefit will depend on the age of the named executive officer at the time the benefit began to be paid. Except for the life insurance benefit described below offered to Mr. Macleod, life insurance benefits payable upon termination of employment by death and other disability benefits paid upon termination of employment by reason of disability are offered under the same plans available to salaried employees and these plans do not discriminate in favor of the executive officers. Under the preferred life insurance program previously made available to executive officers prior to 1996, Mr. Macleod has an individually owned life insurance policy for which Mr. Macleod and the Company each pay a portion of the cost. Under this life insurance policy, if Mr. Macleod’s employment had terminated by reason of death at the end of fiscal 2007, the life insurance benefit paid would have been $1,550,000.

•      Change-of-Control

We currently have change-of-control employment agreements with each of the named executive officers. The agreements provide for continued employment of the officer for a period of three years in the event of a change-of-control of National. A change-of-control is defined as:

•       the acquisition by a third party of more than 20% of National’s outstanding stock;

•       the composition of the Board changes (without the approval of the existing Board);

•       a reorganization, merger, consolidation or sale of substantially all the Company’s assets (subject to certain limitations); or

•       a complete liquidation or dissolution of the Company approved by the stockholders of the Company.

The agreement requires National to employ the officer for three years following the change-of-control. The employment terms and compensation during the three year employment period must be the same as prior to the change-of-control. If, during the three year period after the change-of-control, the officer’s employment is terminated for reasons other than cause, death or disability or if the officer terminates employment for good reason (as defined in the change-of-control agreement), the officer will receive a lump sum cash payment consisting of:

•       Base salary not yet paid through the date of termination;

•       A bonus based on the higher of the officer’s most recent annual bonus or the bonus for the prior fiscal year, (in either case, the bonus has to be at least as great as the largest bonus paid in the three year period prior to the change-of-control), pro-rated to reflect the actual period of employment during the fiscal year in which termination occurs. This bonus is referred to as the “highest annual bonus”;

•       The product of 2.99 times the sum of the officer’s annual base salary and the highest annual bonus;

•       Any unpaid deferred compensation and vacation pay.

In addition, the officer will receive outplacement services, benefits otherwise available under any other plan (such as our Retirement and Savings Program), and continued health and welfare benefits for the officer and his dependents for a period of three years. The officer is also entitled to receive a gross-up amount to compensate the officer for any golden parachute excise taxes imposed by the Internal Revenue Code. The officer may make an independent election to terminate employment one year after the change-of-control.

Changes made to the Internal Revenue Code in 2004 require National to make changes to the administration of the change-of-control employment agreements and to revise the agreements before the end of calendar 2007. We have not yet made these changes to the agreements but if there were a change-of-control, we would administer the agreements in accordance with the Internal Revenue Code changes. Without taking into account the changes required by the new statute, if there had been a change-of-control at the end of fiscal 2007, and each officer terminated employment under the change-of-control agreement at the end of fiscal 2007, the amounts we estimate that would have ultimately been paid to the named executive officers are set forth in the table below.

For purposes of estimating the value of payments that may be subject to excise tax on golden parachutes, we have estimated that the outplacement services provided for under the change-of-control agreement would cost $16,000 per officer. In addition, we estimate our cost to fund the 401(k) plan match in our Retirement and Savings Program and to provide health and welfare benefits for three years for each of the named executive officers, assuming the maximum 401(k) plan match for each officer and taking into account the current benefit elections made by each officer, as follows: Mr. Halla: $128,225; Mr. Macleod: $138,680; Mr. Chew: $84,801; Mr. Kunz: $89,397; Mr. Parulekar: $102,408. We have not included these amounts in the chart as payments due the officer, since these amounts represent our estimated costs to continue the 401(k) plan match and to provide the health and welfare benefits and are not payments the officer will actually receive.

Estimated Amounts Due Under Change-of-Control

	Payments Officer Entitled to Regardless of Change-of-Control Agreement			Additional Payments due under Change-of-Control Agreement
Name	Salary not yet paid	DCP Account Balance(1)	Accrued Vacation	Change-of- Control Bonus	Severance Payment 2.99 x (salary plus highest annual bonus)	Estimated IRS Gross-Up Amount(2)	Total
Brian L. Halla	$0	$4,848,796	$59,057	$5,340,000	$18,627,700	$—	$28,875,553
Donald Macleod	0	1,465,980	79,232	3,000,000	10,764,000	—	15,309,212
Lewis Chew	0	361,170	21,677	1,200,000	4,784,000	3,079,266	9,446,113
Detlev Kunz	0	219,273	34,570	850,000	3,543,150	—	4,646,993
Suneil Parulekar	0	1,064,186	18,120	800,000	3,438,500	2,051,794	7,372,600

          (1) The DCP account represents salary and bonus previously deferred by the officer plus earnings based on the performance of investment options offered by the DCP and selected by the officer. Although the change-of-control agreement provides for immediate payment of the DCP account balance, under IRS rules DCP amounts cannot be paid until at least six months after termination of employment. Timing of payments will depend on elections made by the officer at the time of deferral.

          (2) For calculating the IRS gross-up amounts, we take into account the officer’s earnings from the Company for the prior five years. We include the change-of-control bonus (to the extent it exceeds the actual incentive bonus earned in the fiscal year), the severance payment, valuations of unvested stock options that become vested upon a change-of-control (using the fiscal 2007 year end closing stock price), valuations of performance share units that become vested upon a change-of-control (again using the fiscal 2007 year end closing stock price), our estimated cost to provide a 401(k) plan match and health and welfare benefits for three years, and our estimated cost to provide out-placement services. Whether the officer will receive a gross-up amount will depend primarily on the officer’s earnings in the previous five years, which will vary depending on stock option exercise activity and amounts of salary and incentives deferred to the DCP.

In addition to the specific change-of-control agreements, the plans under which we award stock options and performance share units also provide that, in the event of a change-of-control, all stock options outstanding as of the date the change-of-control occurs are accelerated and become fully vested and the performance conditions imposed during the performance period for the performance share units shall lapse, making the participant eligible to receive the number of shares of stock equivalent to the target number of performance share units set for any performance period then in process.

In the table below, we have set forth the value of the unvested options that would become exercisable upon the change-of-control, as well as the value of shares of stock the officer would receive in payment for the performance share units for the performance period in progress upon the change-of-control.

		Value of Shares
	In-the-money	Received for
	Amount of Options	Performance Share
	Accelerated Upon	Units Vested Upon
Name	Change-of-Control (1)	Change-of-Control (2)
Brian L. Halla	$2,187,644	$2,607,000
Donald Macleod	1,317,450	1,564,200
Lewis Chew	638,328	782,100
Detlev Kunz	559,321	521,400
Suneil Parulekar	492,270	521,400

       (1) Represents difference between $26.07, the market closing price at fiscal year end, and value of all options accelerated upon change-of-control.

       (2) Represents value at 2007 fiscal year, based on the market closing price at fiscal year end, of shares that would be received in payment of performance share units for performance period still in progress at the end of the 2007 fiscal year, the vesting of which would be accelerated upon a change-of-control.

Compensation Discussion and Analysis

Overview of Compensation Program

Our executive compensation program is designed to support our business goals and align compensation with Company performance. This Compensation Discussion and Analysis explains the compensation program in general and how it operates with respect to our CEO and the other executive officers named in the Summary Compensation Table (these executive officers together with the CEO are referred to as the “named executive officers”).

Role of Compensation Committee

The Compensation Committee of our Board of Directors designs, establishes and administers the executive compensation program. The Committee makes all decisions regarding each element of the compensation paid to the CEO and reviews with the CEO and approves all compensation paid to the Company’s other executive officers.

The Committee formulates an annual agenda for its activities and reviews it periodically. At least annually, the Committee reviews market trends in compensation including the practices of identified competitors, as well as the alignment of the compensation program with the Company’s strategy. The Committee establishes targets for each executive officer, approves all individual and Company performance goal metrics and fixes the allocation between long and short-term and cash and non-cash elements of compensation. The members of the Committee are selected by the Board of Directors. The members of the Committee throughout fiscal 2007 were Directors Appleton, Maidique and McCracken. None of the Committee members has any interlocking relationships as defined by the Securities and Exchange Commission. Each Committee member qualifies as an “outside” director under Section 162(m) of the Internal Revenue Code and as an “non-employee” director under Rule 16b-3 under the Securities Exchange Act of 1934.

Compensation Philosophy and Objectives

The compensation program is structured to create incentives for performance, while limiting fixed compensation costs. Each executive officer’s compensation package is reviewed annually at the beginning of each fiscal year, at which time targets are set for the incentive plans, the total compensation package (including the mix of compensation) is reviewed, and major decisions about the compensation program for the year are made.

The executive compensation program is designed to align each individual executive’s compensation with the Company’s short-term and long-term performance, based on the following principles:

•       Pay for achievement of business and strategic objectives, measured by the Company’s financial and operating performance, as well as the accomplishment of individual and/or organizational goals;

•       Pay competitively, with compensation set at levels that will attract and retain key executives and employees;

•       Align total compensation with interests of stockholders through the use of a balance of equity compensation and executive ownership guidelines.

Compensation Consultant

The Committee has retained Mercer Human Resources Consulting (“Mercer”) to serve as consultant to assist with executive compensation program design, calibrating the program to Company performance and the competitive market, and monitoring program effectiveness. Mercer reviews compensation data with the Committee and participates in discussions regarding executive compensation issues. The engagement of Mercer, including the fees and the scope of services provided, is reviewed by the Committee on an annual basis. While the Committee considers input from Mercer, the Committee’s decisions reflect many factors and considerations. Personnel in the Company’s human resources department and the Senior Vice President, Human Resources work with Mercer on a regular basis on behalf of the Committee. Mercer is a subsidiary of Marsh and McLennan, a diversified conglomerate of insurance, security and human resources consulting services. The brokerage services of Marsh and McLennan are used for the casualty insurance portion of the Company’s risk management and insurance program. The Committee has considered these Marsh and McLennan services and has determined that these services do not constitute a conflict of interest or prevent Mercer from being objective in its work for the Committee. In addition to serving as consultant to the Committee, Mercer also provides general salary survey information to the Company and consulting services on director compensation to the Board of Directors. The Committee believes these additional services do not prevent Mercer from being objective in its work for the Committee. Other than these surveys and the work performed in its role as consultant to the Committee and the Board of Directors, Mercer provided no other services to either the Company, the Board of Directors or the Committee in fiscal 2007.

Factors Considered in Determining Compensation

Competitive Market Assessments

We compete for executive talent primarily with companies in the semiconductor, electronics and various other sectors of the high technology industry and it is necessary that our compensation program be competitive with those companies. The Committee annually reviews market compensation levels to determine whether total compensation for the executive officers remains competitive and makes adjustments when needed. This assessment includes evaluation of base salary, annual incentive opportunities, and long-term incentives against a peer group of high-technology companies and against data on compensation in the high-technology industry collected from surveys and published data.

Benchmarking/Peer Group

With the assistance of Mercer, we analyze data from fifteen comparators selected based on similarities to National in size of revenues and assets and business objectives. The Committee uses this data to determine the appropriate levels and mix of compensation. The companies comprising the benchmark peer group, which has not changed in the last four fiscal years, are:

Advanced Micro Devices, Inc.

Altera Corporation

Analog Devices, Inc.

Atmel Corporation

Conexant Systems, Inc.

Cypress Semiconductor Corporation

Fairchild Semiconductor International, Inc.

Intersil Corporation

Linear Technology Corporation

LSI Corporation

Maxim Integrated Products, Inc.

Micron Technology Inc.

Nvidia Corporation

On Semiconductor Corporation

Xilinx, Inc.

The peer group studies provide information for each of base salary, target incentive and equity compensation. Peer group analysis is also used to guide in setting the mix of cash and equity compensation, but the “pay for performance” philosophy is the major factor in determining the mix.

Pay-for-Performance

“Pay for performance” as a compensation philosophy has been implemented throughout the Company. Although compensation levels and targets are established based on market reviews, the compensation program is designed to focus executives as well as employees on meeting Company performance objectives. Emphasis is placed on “at-risk” pay, which is provided through the annual cash incentive plan and long-term equity incentive grants. Both link compensation to the financial performance of the Company and a significant majority of the target total annual compensation for each executive officer is variable depending on Company and individual performance.

Tax Deductibility of Compensation

The Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO or the other named executive officers. This limitation does not apply to compensation that meets the requirements of “qualifying performance-based” compensation (i.e. compensation paid only if the individual’s performance meets pre-established objective goals based on performance goals approved by stockholders). For fiscal 2007, the annual cash incentive and long-term equity incentive grants were designed to satisfy the requirement for deductible compensation.

Compensation Components

The components of the executive compensation program are:

•       Base salary;

•       Performance-based annual cash incentive focused on key financial metrics which may be expressed in absolute terms or relative to the performance of industry peers;

•       Long-term equity awards, which include stock options and performance share units with the performance share units focused on key performance metrics;

•       Retirement, health and welfare and other benefits.

The amounts of prior incentive and equity awards were not a factor in determining compensation levels for fiscal 2007. More information on each component is provided below:

Base Salary

Salaries are provided as compensation for day-to-day responsibilities and to meet the objective of attracting and retaining the talent needed to run the business. Salaries are reviewed annually and in connection with promotions. There were no increases in base salary for executive officers in fiscal 2007. Total salary paid in fiscal 2007 to the named executive officers is shown in the Summary Compensation Table under “Salary”.

Short Term Cash Incentive

The Executive Officer Incentive Plan provides for annual incentive awards, expressed as a percent of base salary, which are paid in cash based on achievement of corporate and individual performance metrics.

Under this plan, each executive officer has a target incentive payout level set at the beginning of the fiscal year, which is expressed as a percentage of base salary. Mr. Halla’s target incentive for fiscal 2007 was 250% of his base salary; incentive levels for the other named executive officers ranged from 130% to 200%. Goals for the plan are also set at the beginning of the fiscal year. Key financial metrics are set for all the officers and performance on the financial metrics determines the total pool available for payment of incentives. Individual metrics are also set for each officer and vary depending on position and areas of responsibility and may include such goals as revenue growth, achieving key customer results, technology improvements, market share growth, new product introductions, cycle-time reduction, and quality targets. At the end of the fiscal year, the performance of the Company and the officers are reviewed against the metrics. Once the pool for incentives is established based on the performance on the financial metrics, performance on individual metrics is rated and this determines the calculation of the actual incentive amount.

The key financial metrics set for fiscal 2007 were based on achieving certain gross margin levels and growing the Company’s revenue relative to competitors in the standard linear product segments of the analog semiconductor market, as measured by World Semiconductor Trade Statistics (WSTS). Each metric was weighted at 50%. These goals were set to continue to focus executive officers and the Company as a whole on gross margin and growing National’s share of the standard linear market.

The threshold, target and maximum incentive amounts that could be payable under the plan for the goals approved at the beginning of fiscal 2007 are shown in the Grants of Plan-Based Awards Table under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”. The threshold represents the minimum level of performance required to allow payment of an incentive under the plan. The target represents goals that are considered achievable but set at a level such that the achievement of the goals will take significant effort and is not assured. The maximum reflects very ambitious goals which can only be attained when business results are exceptional.

The performance on the financial metrics in fiscal 2007 was less than the target level of performance but did meet the threshold performance level. Consistent with aligning goals with performance, the incentive pool was set and incentive payments were determined in accordance with the actual performance on the financial metrics and individual goals. The incentive payments to the named executive officers for fiscal 2007 performance are shown under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Long Term Equity Awards

The Committee and the Company believe that equity compensation, combined with stock ownership guidelines, aligns the perspectives of the executive officers with stockholder interests. To that end, a major portion of total compensation is delivered in equity. Prior to fiscal 2006, long-term compensation was delivered to executive officers in the form of stock options. Following stockholder approval of the 2005 Executive Officer Equity Plan, we began to use performance share units along with stock options for equity compensation. The mix of stock options and performance share units is intended to focus executive officers on increasing stockholder value. Using these vehicles also puts more compensation at risk for executive officers and provides for greater rewards if superior performance is achieved.

In fiscal 2007, executive officers were granted a combination of stock options and performance share units. Stock options have always been an important component of our executive compensation program, and they continue to be used widely in the high technology industry. Equity grants and equity award determinations are made at the beginning of the fiscal year as part of the annual compensation review. When targets are set for the total compensation package and the mix of options and performance share units determined, a Black-Scholes calculation is used to value stock options and the current stock price is used to value performance share units. The actual value derived by each officer from equity grants ultimately depends on the number of performance shares earned and the performance of the stock.

•       Equity Grant Practices

Options are granted to executive officers by the Committee on the date the Committee meets to make its annual compensation determinations. Performance share unit targets are also set at the same meeting. Committee meetings are generally scheduled at least a year in advance and scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. In certain instances the Committee may grant equity awards to executive officers at special meetings in connection with promotions or new hires. Effective February 26, 2007, our stock option plans were amended to set the option exercise price at the closing price of the stock on the date of grant. Prior to that date, the option plans set the exercise price at the opening price on the date of grant. The option plans prohibit the repricing of stock options.

•       Stock Ownership Requirements

We have stock ownership guidelines for executive officers to ensure that they have a meaningful economic stake in the Company. Executive officers have four years from the adoption of this policy in 2004, or four years from the date of their appointment as an executive officer if later, to satisfy the guidelines, which are expressed as a specified number of shares. The Committee reviews the guidelines regularly and monitors the executives’ progress toward meeting the guidelines. Stock held directly by the officer counts toward the requirements. Unexercised stock options and shares held in the Retirement and Savings Program and Deferred Compensation Plan do not count toward satisfying the guidelines. The guidelines and each named executive officer’s ownership are shown in the following table:

		Actual
	Target #	Shares Owned
Named Officer	of Shares	(8/01/07)
Mr. Halla	200,000	471,952
Mr. Macleod	80,000	217,844
Mr. Chew	20,000	76,966
Mr. Kunz	20,000	33,450
Mr. Parulekar	20,000	32,538

•       Stock Options

Options granted to executive officers in fiscal 2007 vest beginning one year after grant and expire six years and one day after the date of grant. In fiscal 2007, all executive officer option grants were made on July 18, 2006. The number of options granted in fiscal 2007, the associated exercise price and the aggregate grant date fair value of the options (computed in accordance with the requirements of FAS 123 (R)) are shown in the Grants of Plan-Based Awards Table under “All Other Option Awards: Number of Securities Underlying Options (#), “Exercise or Base Price of Option Awards ($/sh)” and “Grant Date Fair Value of Stock and Option Awards”.

•       Performance Share Units

The 2005 Executive Officer Equity Plan provides for performance share units. In fiscal 2007, target awards of performance share units were set under this plan for each of the executive officers. The performance period runs for two fiscal years and will be completed at the end of fiscal 2008. The metrics for this performance period for all executive officers are based on achieving a target level of annual earnings per share growth while maintaining a minimum level of return on invested capital (ROIC). These metrics were chosen because of their anticipated impact on enhancing long-term stockholder value. The threshold, target and maximum number of performance share units set for the performance period that began in fiscal 2007 are shown under “Estimated Future Payments Under Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table. As with the Executive Officer Incentive Plan, the threshold represents the minimum level of performance required to allow payment of an award; the target represents goals considered achievable but set at a level such that achievement of the goals will take significant effort but is not assured; and the maximum reflects very ambitious goals which can only be attained when business results are exceptional. The aggregate grant date fair value of the targets set for performance share units in fiscal 2007, computed in accordance with the requirements of FAS 123 (R), is shown in the Grants of Plan-Based Awards Table under “Grant Date Fair Value of Stock and Option Awards ($)”.

Performance share units are paid in stock and the actual number of shares that the executive officer can receive may vary between zero and 150% of the target number of units. The actual number of shares of stock that the executive officer will receive will be determined when performance is measured at the end of the performance period.

The performance period for the performance share unit targets set in fiscal 2006 was completed at the end of fiscal 2007. The performance metrics for that performance period were based on achieving a certain level of ROIC over the two year period. Performance was measured on July 17, 2007 and the number of shares awarded is shown in the Option Exercises and Stock Vested Table under “Stock Awards: Number of Shares Acquired on Vesting”. The actual performance achieved for this performance period exceeded the maximum level allowed by the plan, and awards were determined at the maximum level allowed by the plan. As required by SEC rules, in the Outstanding Equity Awards at Fiscal Year-End Table, the number of shares that would be earned for the performance period still in process at the end of 2007 shown under “Stock Awards” reflects performance at the maximum level. However, performance results for one performance period are not necessarily indicative of performance results for another performance period. It will not be known until the end of fiscal 2008 the actual level of actual performance that will be achieved for the targets set in fiscal 2007.

Other Benefits

•       Retirement Programs

Executive officers are eligible to participate in the Retirement and Savings Program, which is the 401(k) plan that is available to all U.S. employees, and the Deferred Compensation Plan, which is available to U.S. employees who meet the IRS definition of a highly compensated employee. The Deferred Compensation Plan allows participants to defer payment of portions of their salary and all or portions of the annual cash incentive. Deferred amounts are maintained in a “rabbi trust” and participants can direct the investment of their plan accounts in the same investment funds offered by the 401(k) plan, with the exception of the Company stock fund. Individual account balances in the Deferred Compensation Plan are unsecured and all amounts remain part of the Company’s operating assets. Actual amounts eventually paid to the participant from the Deferred Compensation Plan will depend on the performance of the investments selected by the participant; no minimum return is guaranteed by the Company. Information on the Deferred Compensation Plan can be found in the Deferred Compensation Table. Mr. Kunz is eligible to receive a defined pension benefit as a result of his service with our German subsidiary. More information on Mr. Kunz’s pension benefit is provided in the Pension Benefits Table.

•       Health and Welfare Benefits

Medical, dental and life benefit programs that are made available to all salaried employees are also made available to executive officers. Under a program previously made available to executive officers prior to 1996, Mr. Macleod is eligible to have his medical benefits continue upon his retirement, subject to Mr. Macleod’s payment of the annual employee premium therefore. Executive Officers are eligible to participate in an executive disability plan, which is paid for by the officer. Under a preferred life insurance program previously made available to executive officers prior to 1996, Mr. Macleod has an individually owned life insurance policy for which the Company and Mr. Macleod each pay a portion of the cost.

•       Perquisites

Executive officers are eligible to receive reimbursement of up to $4,000 per fiscal year for financial planning counseling and of up to $5,000 per fiscal year for medical exam expenses. The Company owns a fractional share in a flexible aircraft sharing arrangement used primarily for business travel. Executive officers are permitted to use the aircraft on a limited basis for personal travel. When the executive uses the aircraft for personal travel, the executive is responsible for payment of all incremental costs associated with the travel.

•       Employment Agreements/Termination Benefits

Other than the change-of-control employment agreements discussed in the section of the proxy on Employment Contracts and Termination of Employment and Change-of-Control Agreements beginning on page 39, there are no specific employment agreements with the executive officers. Information on termination and retirement benefits, which, except as noted in that section, are essentially the same benefits made available to salaried employees, is also included in that section.

The change-of-control employment agreements are designed to help ensure the continued services of the executive officers in the event that a change-of-control of the Company becomes a possibility, and to assist the executive officers in transitioning out of the Company if, as a result of the control-of-control, they lose their positions. The benefits and payments that the executive officers may become eligible to receive in connection with a change-of-control should help to ensure that the management team is able to evaluate objectively whether a potential change-of-control of the Company is in the best interests of the Company and its stockholders. The change-of-control agreements have been in place since 1998. The Committee is currently reviewing them in connection with the requirement to conform them to Section 409A of the Internal Revenue Code.

CEO Compensation in Fiscal 2007

Brian L. Halla served as Chairman, President and CEO of the Company since joining the Company in May 1996. Effective with the beginning of fiscal 2006, Mr. Macleod was appointed President and Mr. Halla retained his position as Chairman and CEO. The Committee adheres to the same general principles guiding compensation for the other executive officers in determining Mr. Halla’s compensation. While the Company’s financial results are the primary factor affecting Mr. Halla’s compensation, the Committee has identified several other criteria to be considered in evaluating Mr. Halla’s performance. These include leadership, maintenance of high standards of business ethics and effective governance, human resource programs including leadership development and management succession, productive customer relations, stockholder value, and effective Board and stockholder communications. The Board of Directors has regular interaction and communication with Mr. Halla on his performance. The entire Board of Directors meets not less than annually to formally evaluate Mr. Halla’s performance and the results of that evaluation are communicated to Mr. Halla by the Chairman of the Committee.

The Committee reviews Mr. Halla’s total compensation package on an annual basis and analyzes it in view of competitive data and the performance of Mr. Halla (under the factors described above) and the Company. Mr. Halla’s base salary remained at $890,000 in fiscal 2007.

Mr. Halla’s incentive goals under the Executive Officer Incentive Plan in fiscal 2007 were based solely on the financial metrics of gross margin improvement and growing the Company’s revenue relative to competitors in the standard linear product segment of the analog semiconductor market, as measured by WSTS. Mr. Halla’s incentive for fiscal 2007 reflects the Company’s performance. The incentive award payment of $556,250 for 2007 is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and is based on the Company’s performance on these metrics.

Mr. Halla received a mix of performance share units and stock options as the equity component of his compensation package in fiscal 2007. With the cash based annual incentive plan and the equity components, approximately 90% of Mr. Halla’s total target compensation is at risk, and will vary with Company performance. A target award of 100,000 performance share units was set for Mr. Halla for the two-year performance period running in fiscal 2007—2008 and he was granted 150,000 stock options. With performance at the maximum level achieved for the performance period running in fiscal 2006—2007, Mr. Halla was awarded 360,000 shares of National stock after the end of fiscal 2007 in payment of the performance share unit targets originally set in fiscal 2006.

Summary

We believe that the executive compensation program is successful in supporting our business goals and aligning compensation with Company performance. At the same time, the compensation program is competitive and provides incentives that attract, retain and motivate our executive officers, while at the same time giving due consideration to the interests of stockholders.

Report Of The Compensation Committee

The Compensation Committee of the Board of Directors has provided the following report:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended May 27, 2007.

Steven R. Appleton—Chairman
Modesto A. Maidique	Edward R. McCracken

Notwithstanding anything to the contrary stated in anything we have previously filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings (including all or any part of this proxy statement), the Report of the Compensation Committee and the Report of the Audit Committee shall not be incorporated by reference into such filings; nor shall the reports be incorporated by reference into future filings.

OUTSTANDING CAPITAL STOCK, QUORUM AND VOTING

Our common stock is our only class of voting capital stock, and it is traded on the New York Stock Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on August 1, 2007. At the close of business on that date, we had issued and outstanding 263,924,279 shares of common stock and the closing price of the common stock as reported by the New York Stock Exchange was $26.16.

Each holder of common stock is entitled to one vote for each share held. The holders of a majority of the issued and outstanding shares of the common stock have to be present, in person or by proxy, to constitute a quorum at the 2007 annual meeting of stockholders. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and broker non-votes count for determining a quorum. For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director must receive the majority of votes cast with respect to that director. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the other proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on the election of directors and the proposal ratifying the independent auditors but may not vote their clients’ shares on the proposals to approve the 2007 Employees Equity Plan or the 2005 Executive Officer Equity Plan, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of more than 5% of National’s outstanding common stock as of August 1, 2007 as reported to the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR Corp	41,798,077	(1)	15.84%
82 Devonshire Street
Boston, MA 02109
Ralph V. Whitworth	39,053,327	(2)	14.80%
David H. Batchelder
Relational Investors, LLC
12400 High Bluff Drive, Suite 600
San Diego, CA 92130

       (1) Includes 1,448,972 shares of which FMR Corp. has sole voting power and 41,798,077 shares of which FMR Corp. has sole dispositive power. The information concerning shares owned is from a Schedule 13-G dated February 14, 2007, filed jointly by FMR Corp. and its direct and indirect subsidiaries.

       (2) Includes 39,053,327 shares of which Ralph V. Whitworth, David H. Batchelder and Relational Investors, LLC (RILLC) have sole voting and dispositive power. The information concerning shares owned is from a Schedule 13-D dated July 30, 2007 filed by RILLC and Ralph V. Whitworth and David H. Batchelder as principals of RILLC on behalf of RILLC, Messrs. Whitworth and Batchelder, and partnerships of which RILLC is the sole general partner or the sole managing member of the general partner.

STOCKHOLDER PROPOSALS

In order to be included in next year’s proxy statement and proxy card to be used in connection with our 2008 annual meeting of stockholders, stockholder proposals must be received in writing by us no earlier than May 1, 2008 and no later than May 31, 2008. Any proposal received after May 31, 2008 will be considered untimely. The proposals must also comply with applicable law and regulations and should be directed to our Secretary at the following address: Secretary, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, M/S G3-135, Santa Clara, CA 95052-8090. The proxies designated by our Board of Directors will have discretionary authority to vote on any matters properly presented by a stockholder for consideration at our 2008 annual meeting of stockholders but not otherwise submitted for inclusion in the proxy materials for the meeting unless notice of the matter is received by us on or before July 13, 2008 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

ANNUAL REPORT

The annual report on Form 10-K for our fiscal year ended May 27, 2007, has been mailed to you with or shortly before this proxy statement. You should read this report carefully for financial and other information about National. However, unless sections from the annual report are specifically incorporated in this proxy statement, they are not to be considered part of the proxy soliciting material.

FORM 10-K

We will provide free of charge via first class mail to any person who receives this proxy statement a copy of our annual report on Form 10-K filed with the Securities and Exchange Commission (excluding exhibits). In order to receive the Form 10-K, please send your written request to: Investor Relations, Mail Stop G2-397, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090; telephone number (408) 721-5800. You may also obtain a copy of our Form 10-K, as well as other reports we have filed with the SEC, on our website located at http://www.national.com/invest.

KEEP YOUR ADDRESS CURRENT

It is important that you keep our transfer agent, Computershare Trust Company, N.A., informed of your current address. The escheat laws are being increasingly enforced by many states. This has forced us to report to a number of states the names of stockholders whose mailings have been returned to us as undeliverable. Once your name has been reported to the state, your shares can be “sold” by the state (even if the state does not have physical possession of your stock certificate) and you must go to the state to retrieve the value of your shares. Computershare Trust Company, N.A.’s address is Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, phone number: 1-800-254-5196; web address: http://www.computershare.com.

INCORPORATION BY REFERENCE

As provided by Schedule 14A under the Securities Exchange Act of 1934, the section entitled “Executive Officers of the Registrant” from Part I of our Annual Report on Form 10-K for the fiscal year ended May 27, 2007 is incorporated by reference.

OTHER MATTERS

We do not know of any other matters that will be brought before the meeting. If any other matters are properly brought before the meeting, however, the individuals named in the proxy card will use their best judgment to vote proxies given to them.

Whether or not you plan to attend the meeting, please provide your proxy as soon as possible either by telephone, the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

JOHN M. CLARK III
Secretary
August 24, 2007

APPENDIX A

NATIONAL SEMICONDUCTOR CORPORATION
2007 EMPLOYEES EQUITY PLAN

1.                              Objective

The National Semiconductor Corporation 2007 Employees Equity Plan is intended to align the interests of eligible employees of the Company with the interests of the stockholders of National Semiconductor Corporation and to provide incentives for such employees to exert maximum efforts for the success of the Company. By extending to eligible employees the opportunity to acquire proprietary interests in National Semiconductor Corporation and to participate in its success, the Plan may be expected to benefit National Semiconductor Corporation and its stockholders by making it possible for the Company to attract and retain the best available talent and by rewarding key personnel for their part in increasing the value of the capital stock of National Semiconductor Corporation.

2.                              Definitions

Whenever used in this Plan, the following terms shall have the meaning set forth below unless the context clearly indicates to the contrary.

Award:   Restricted Stock Unit, Restricted Stock or Option awarded to a Participant pursuant to the Plan

Award Agreement:   An agreement, which may be written or in electronic form, between NSC and the Participant that sets forth the terms, conditions, limitations and restrictions applicable to an Award.

Board:   The Board of Directors of National Semiconductor Corporation.

Code:   Internal Revenue Code of 1986, as amended.

Committee:   The Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall be comprised solely of directors who are (a) “nonemployee directors” under Rule 166-3 of the Securities Exchange Act of 1934, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

Common Stock:   National Semiconductor Corporation’s common stock, par value $ .50 per share.

Company:   National Semiconductor Corporation (“NSC”), a Delaware corporation, and any corporation in which NSC controls directly or indirectly more than fifty percent (50%) of the combined voting power of voting securities.

Disability:   Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company’s applicable disability benefit plans or any successor plan thereto.

Effective Date:   The date this Plan is approved by NSC’s stockholders.

Employee:   An individual in the regular employ of the Company at any time.

Executive Officer:   An officer of NSC identified as an executive officer of NSC in NSC’s annual report on Form 10-K filed with the Securities and Exchange Commission.

Exercise Price:   Price at which a share of Common Stock may be purchased pursuant to an exercise of an Option.

Grant Date:   With respect to an Award, the date that the Award was granted.

Fiscal Year:   The fiscal year of the Company.

Immediate Family:   Parents (including step-parents), spouses, children (including step-children and adopted children) and siblings (including step-siblings).

Non-Qualified Stock Option:   Option to purchase shares of Common Stock that is not intended to be an incentive stock option, as that term is defined in the Code.

Participant:   An Employee who has been granted an Award pursuant to the Plan.

Plan:   This National Semiconductor Corporation 2007 Employees Equity Plan.

Option:   Non-Qualified Stock Option.

Restricted Stock:   Common Stock issued pursuant to the terms of this Plan that is subject to certain restrictions and may be subject to the risk of forfeiture.

Restricted Stock Unit:   An Award issued pursuant to Section 8 of the Plan.

Retirement:   Permanent termination of employment with the Company and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is then (10) or more, and (b) the terminating employee has confirmed to the Company that he or she does not intend to engage in a full-time vocation.

Secretary:   The Secretary of National Semiconductor Corporation.

Termination of Employment:   The time when the employee-employer relationship between the Participant and the Participant’s employer is terminated for any reason, with or without cause, including, but not by way of limitation, a termination upon the sale, merger or other disposition of Participant’s employer; by reduction in force; resignation; discharge; death; Disability; or Retirement, but excluding (i) terminations where there is a simultaneous reemployment by the Company, or (ii) terminations where the Participant continues a relationship (e.g., as a director or as a consultant) with the Company.

3.                              ADMINISTRATION

3.1        The Committee.   The Plan shall be administered by the Committee.

3.2        Authority of the Committee.   It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) approve which Employees shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. The Committee may delegate any of its rights and duties under this Plan to the Chief Executive Officer of NSC provided the Chief Executive Officer is also a member of the Board.

3.3        Decisions Binding.   All determinations and decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or an Award.

4.                              SHARES SUBJECT TO THE PLAN

4.1        Number of Shares.   Subject to adjustment as provided in Section 4.3, the total number of shares available for issuance under the Plan shall not exceed 14,000,000 which may be unissued shares, or shares acquired by the Company, either on the market or otherwise. Of the total number of shares of Common Stock that can be issued under the Plan, up to 1,000,000 shares may be issued in connection with Restricted Stock and Restricted Stock Units and the balance remaining may be delivered upon exercise of Options that may be granted under this Plan. The aggregate number of shares of Common Stock made subject to Awards granted during the Fiscal Year to any single Participant shall not exceed 250,000. No shares from any of NSC’s other equity plans shall be available for Awards under this Plan and no Awards may be made under this Plan until after the Effective Date.

4.2        Expired Awards.   If an Award is forfeited, cancelled, terminates, expires, or lapses for any reason, any shares of Common Stock subject to such Award shall again be available to be the subject of an Award. Notwithstanding the foregoing, any shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Awards under the Plan, as well as any shares exchanged by a Participant or withheld by the Company or a Participant’s employing Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

4.2        Adjustments in Awards and Authorized Shares.   In the event that there is any change in the shares of NSC through any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of NSC, then the number of shares of Common Stock that may be delivered under the Plan, the number, class, and price of shares of Common Stock subject to outstanding Awards, and the numerical limits of Section 4.1 shall be appropriately adjusted. Notwithstanding the preceding, the number of shares of Common Stock subject to any Award shall always be a whole number.

5.                              ELIGIBILITY

Awards may be granted under the Plan only to Employees of the Company who are not Executive Officers. No Employee shall have the automatic right to receive an Award under this Plan. Once having been selected to receive an Award, an Employee has no right to be selected to receive a future Award.

6.                              STOCK OPTIONS

6.1        Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee in its sole discretion. Subject to the limitations provided in Section 4.1, the Committee shall determine the number of shares of Common Stock subject to each Option.

6.2        Award Agreement.   Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may provide that Options become exercisable in installments. The terms of the Award Agreement need not be identical for all Participants or for each Option granted.

6.3        Exercise Price.   The Exercise Price for each Option shall be the closing price of the Common Stock on the New York Stock Exchange on the date the Option grant was approved by the Committee. If there is no trading on such date, the Grant Date shall be the next date on which the New York Stock Exchange is open for trading and the Exercise Price shall be the closing price of the Common Stock on the New York Stock Exchange on such Grant Date.

6.4        Term.   The maximum term of any Option shall be six years and one day from the Grant Date. The minimum full vesting period for any Option shall be three years from the Grant Date. Subject to these limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

6.5        Exercisability of Options.

6.5.1    Except as provided in Section 9.1.1, an Option may not be exercised to any extent, either by the person to whom it was granted, the grantee’s transferee, the grantee’s guardian or legal representative or by any person after the grantee’s death, unless the person to whom the Option was granted has remained in the continuous employ of the Company for not less than six months from the date when the Option was granted. Otherwise, each Option shall be exercisable as determined by the Committee. Subject to the foregoing, Options shall be exercisable only after the vesting requirements specified in the Option grant have been satisfied.

6.5.2    The Committee has the discretion to determine whether Options granted shall be transferable without consideration to the Participant’s Immediate Family members or family trusts for the benefit of the Participant’s Immediate Family members. Options shall otherwise not be transferable, either with or without consideration.

6.6        Payment of Purchase Price.

6.6.1    Options shall be exercised by the Participant’s delivery of a notice of exercise (which may be in electronic form) to the Company’s Stock Administration department (or such other designee as the Company may identify), setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares. The notice shall be given in the form and manner specified by the Company from time to time.

6.6.2    Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. Previously acquired shares of Common Stock that have been held by the Participant for at least six months or a combination of cash and Common Stock held by the Participant for at least six months may also be tendered to pay the Exercise Price. Common Stock tendered in full or partial payment of the Exercise Price shall be valued on the date of exercise at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise or, if there shall be no trading on such date, then on the first previous date on which there was such trading. As soon as practicable after receipt of a notification of exercise and full payment for the shares of Common Stock purchased, the Company shall deliver to the Participant (or to one of the Company’s preferred brokers that is designated by the Participant), share certificates (which may be in book entry form) representing such shares.

6.7        Termination Employment.   An Option shall terminate and may not be exercised if the Participant to whom it is granted ceases to be continuously employed by the Company, except (subject nevertheless to the last sentence of this Section 6.7): (a) if the Participant’s continuous employment is terminated for any reason other than (i) Retirement, (ii) Disability, or (iii) death, the Participant or the Participant’s transferee may exercise the Option to the extent that the

Participant was entitled to exercise such Option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if the Participant shall die within the period of three (3) months following the date of such termination without having exercised such Option, the Option may be exercised within a period of one year following the Participant’s death by the Participant’s transferee or the person or persons to whom the Participant’s rights under the Option otherwise pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; (b) if the Participant’s continuous employment is terminated by (i) Retirement, (ii) Disability, or (iii) death, the Option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by the Participant or the Participant’s transferee, or in the event of the Participant’s death, by the persons to whom the Participant’s rights under the Option shall pass by will or by the laws of descent or distribution; (c) if the Participant’s continuous employment is terminated and within a period of ninety (90) days thereafter the Participant returns to the active payroll as an Employee of the Company, the Committee may reinstate any portion of the Option previously granted but not exercised. Nothing contained in this Section 6.7 is intended to extend the stated term of the Option and in no event may an Option be exercised by anyone after the expiration of its stated term.

7.                              RESTRICTED STOCK.

7.1        Award Agreement.   Restricted Stock shall be issued only pursuant to a Restricted Stock Award Agreement entered into between the Participant and the Company, which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

7.2        Consideration.   The consideration for the issuance of Restricted Stock shall be set by the Committee; provided, however, that such price shall not be less than the par value of a share of Common Stock on the Grant Date, unless otherwise permitted by applicable state law.

7.3        Restricted Stockholder Rights.   Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Participant awarded Restricted Stock shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Restricted Stock Award Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

7.4        Restriction Period.   No shares of Restricted Stock issued under this Plan may be sold, assigned or otherwise transferred until a period of at least six months has elapsed from the date the Restricted Stock was issued. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such other restrictions, including performance based restrictions, as the Committee shall provide in the terms of each individual Restricted Stock Agreement. All restrictions imposed pursuant to this Section 7.4 shall expire within six years and one day of the date of issuance. Notwithstanding the foregoing, the minimum total period for restrictions based exclusively on the passage of time and continued employment shall be no less than three years. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.5        Termination of Employment.   Each individual Restricted Stock Award Agreement shall provide that Restricted Stock subject to restrictions under the Restricted Stock Agreement shall be reacquired by NSC immediately upon a Termination of Employment for any reason; provided, however, that the Committee may provide that no such reacquisition shall occur in the event of a Termination of Employment because of the Restricted Stockholder’s Retirement or Disability or death. If the Committee has determined that no such reacquisition shall occur in the event of a Termination of Employment because of a Restricted Stockholder’s Disability or death, the restrictions imposed under the Restricted Stock Agreement shall immediately expire and the shares of the Common Stock shall become available without restriction to the Restricted Stockholder or to the Restricted Stockholder’s estate, as applicable. In cases where the Committee has determined that no such reacquisition shall occur in the event of a Termination of Employment because of a Restricted Stockholder’s Retirement: (i) any time-based restrictions imposed under the Restricted Stock Agreement shall immediately expire and the shares of Common Stock will become available to the Restricted Stockholder without restriction; (ii) any performance-based restrictions imposed under the Restricted Stock Agreement shall not expire and shares of Common Stock will not become available without restriction to the Restricted Stockholder until the applicable performance period has been completed, the performance has been measured, and the final number of shares of Common Stock earned by the Restricted Stockholder has been determined. Except as provided herein, the Committee shall have the discretion to determine the effect of all matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, the question of whether a Termination of Employment has occurred upon the sale, merger or other disposition of the Participant’s employing company, and all questions of whether particular leaves of absence constitute Termination of Employment.

7.6        Escrow Holder.   The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates, which may be in book entry form, representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Award Agreement expire or are removed. In no event shall any Participant awarded Restricted Stock retain physical custody of any certificates representing Restricted Stock issued to him or her.

7.7        Restrictive Legends.   The Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby. If shares of Restricted Stock are in book entry form, the Committee shall adopt such procedures and processes as are necessary to ensure that the shares of Restricted Stock are not transferred until the applicable restriction period has lapsed.

8.                              RESTRICTED STOCK UNITS

8.1        Awards.   The Committee is authorized to make Awards of Restricted Stock Units to any Employee selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, including performance conditions, as it deems appropriate. On the date established for vesting, NSC shall transfer to the Participant one unrestricted, fully transferable share of Common Stock, which may be in book entry form, for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.2        Term.   The minimum vesting term for any Restricted Stock Units shall be no less than six months. Otherwise, the term of any Restricted Stock Units shall be set by the Committee in its discretion but shall not be longer than six years and one day and the minimum term for full vesting of any Restricted Stock Units where vesting is based solely on the passage of time and continued employment shall be not less than three years.

8.3        Purchase Price.   The Committee may establish the purchase price, if any, of any Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Common Stock on the Grant Date, unless otherwise permitted by applicable state law.

8.4        Termination of Employment.   An Award of Restricted Stock Units shall only be payable while the Participant is an Employee; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s Retirement, death or Disability. If the Committee has determined that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s death or Disability, the Award shall be paid to the Participant (or the Participant’s estate, as applicable) immediately upon the Participant’s Termination of Employment by reason of the Participant’s death or Disability. If the Committee has determined that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s Retirement: (i) in cases of time-based vesting conditions, the Award will be paid immediately upon Retirement; (ii) in cases of performance-based vesting conditions, the Award will be paid only after the applicable performance period has been completed, the performance has been measured, and the final Award amount has been determined. Except as provided herein, the Committee shall have the discretion to determine the effect of all matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, the question of whether a Termination of Employment has occurred upon the sale, merger or disposition of the Participant’s employing company, and all questions of whether particular leaves of absence constitute Termination of Employment.

8.5        Additional Conditions.   Any Award granted pursuant to this Section 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

9.                              CHANGE-OF-CONTROL PROVISIONS

9.1        Impact.   Notwithstanding any other provision of the Plan to the contrary, in the event of a Change-of-Control:

9.1.1    any Options outstanding as of the date such Change-of-Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;

9.1.2    the restrictions imposed under each Restricted Stock Award Agreement shall lapse, and each Participant shall be entitled to receive the shares of Common Stock subject to the Restricted Stock Award Agreement without restrictions;

9.1.3    all outstanding Restricted Stock Units shall become fully vested and nonforfeitable and each Participant shall be entitled to receive one share of Common Stock for each outstanding Restricted Stock Unit.

Notwithstanding any other provision of the Plan, in the event of a Change-in-Control in which the consideration paid to the holders of shares of Common Stock is solely cash, each Award shall, upon the occurrence of a Change-of-Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Common Stock in the Change-of-Control over the Exercise Price or other applicable purchase price per share of Common Stock subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

9.2        Definition of Change-of-Control.   For purposes of the Plan, a “Change-of-Control” shall mean the happening of any of the following events:

9.2.1    the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of NSC’s Common Stock (the “Outstanding Company

Common Stock”) or (y) the combined voting power of the then outstanding voting securities of NSC entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 9.2.1, the following acquisitions shall not be deemed to result in a Change-of-Control: (i) any acquisition directly from NSC, (ii) any acquisition by NSC, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NSC or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 9.2.3 below; or

9.2.2    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by NSC’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

9.2.3    the approval by the stockholders of NSC of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NSC or the acquisition of assets of another corporation (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%, respectively, of the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns NSC or all or substantially all of NSC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of NSC or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of Common Stock resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

9.2.4    approval by the stockholders of NSC of a complete liquidation or dissolution of NSC.

9.3        Notwithstanding the foregoing, a Change-of-Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of NSC immediately following such transaction or series of transactions.

10.                       FORFEITURE OF AWARDS

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any Termination of Employment for cause or in the event that a Participant terminates employment for Retirement and subsequently engages in full-time employment, or any activity of a Participant in competition with the business of the Company, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or (b) following the exercise or payment of an Award within a period specified by the Committee, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (valued based upon the opening price of the Common Stock on the New York Stock Exchange on the date of payment or if there is no trading on the New York Stock Exchange on such date, the opening price on the immediately preceding trading day on the New York Stock Exchange), and the Committee may provide for an offset to any future payments owed by the Company to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 10 shall have no application following a Change-of-Control.

11.                       TERM; AMENDMENT AND TERMINATION

11.1     Term of the Plan.   The Plan shall be effective as of the Effective Date and shall remain in effect thereafter until terminated by the Company. Awards outstanding on the Plan’s termination date shall not be affected or impaired by the termination of the Plan, but no Award may be granted or issued during any period of suspension or after termination of the Plan.

11.2     Amendment.   The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (a) shall be made without stockholder approval if such approval is required by applicable law, regulatory requirement or stock exchange or accounting rules, or if the Board deems it necessary or desirable to qualify for or comply with any tax, applicable law, stock exchange, accounting or regulatory requirement, and (b) except as required by applicable law or stock exchange or accounting rules, shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

12.                       GENERAL PROVISIONS

12.1     Conditions to NSC’s Obligation to Issue Stock.   Notwithstanding any other provision of the Plan or agreements made pursuant thereto, NSC shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

12.1.1  Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

12.1.2  Any registration or other qualification of such shares of NSC under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

12.1.3  Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

12.2     No Repricings/Regrants/Exchanges/Modifications.   The Committee may not grant new Options, Restricted Stock or Restricted Stock Units in exchange for the cancellation of any other Award made under this Plan or any other plan of the Company. Other than in connection with a change in the Company’s capitalization as provided in Section 4.3, the Exercise Price of an Option may not be reduced without approval of the Company’s stockholders. No material amendments may be made to the Plan without the approval of the Company’s stockholders.

12.3     No Contract of Employment.   The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any Participant or Employee any right to continued employment, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant or Employee at any time.

12.4     Tax Withholding.   No later than the date on which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, cash, shares of Common Stock previously owned by the Participant for at least six months duly enclosed for transfer to the Company, or in any combination of the foregoing. If Common Stock that is part of the Award is used to settle tax withholding obligations, the value of such Common Stock may not exceed the maximum withholding rate applicable to the Award. Common Stock used to satisfy tax withholding obligations shall be valued at the opening price of the Common Stock on the New York Stock Exchange on the date the Common Stock is used to satisfy the tax withholding obligation or, if there is no trading on the New York Stock Exchange on such date, the opening price on the immediately preceding trading day on the New York Stock Exchange. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

12.5     Governing Law.   The Plan, all Award Agreements and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, USA, without reference to principles of conflict of laws.

12.6     Nontransferability.   No Award, or interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Participant or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Any transfer of Awards to independent third parties for cash consideration without stockholder approval is prohibited. Notwithstanding the foregoing, nothing in this Section 12.6 shall prevent transfers as provided by Section 6.5.2, or by will or by the applicable laws of descent and distribution.

12.7     Rights as Stockholder.   No Participant (nor any beneficiary or transferee) shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an Option or Restricted Stock Unit (or exercise thereof), unless and until certificates (which may be in book entry form) representing such shares shall have been issued, recorded on the records of NSC or its transfer agents or registrars, and delivered to the Participant (or beneficiary or transferee, as applicable.)

12.8     Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.9     Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.10   No Limit on other Arrangements.   This Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company, to issue restricted or unrestricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the issuance of restricted or unrestricted stock in connection with the acquisition in any form of the business, stock or assets of any corporation, firm or association.

12.11   Section 409A.   This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In particular, any payment of shares of Common Stock due in connection with lapsing of restrictions on Restricted Stock or Restricted Stock Units shall be made no later than sixty (60) days of the first of the calendar year following the date that a Participant has been deemed to have earned the shares. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

12.12   Acceleration of Awards.   Except as provided in Sections 6.7, 7.5, 8.4, and 9.1, acceleration of Awards and/or continued vesting of Awards after Termination of Employment shall not be permitted without the approval of stockholders.

APPENDIX B

NATIONAL SEMICONDUCTOR

2005 EXECUTIVE OFFICER EQUITY PLAN

(as amended effective August 7, 2007,
subject to stockholder approval)

1.                              PURPOSE AND OBJECTIVES

The National Semiconductor 2005 Executive Officer Equity Plan (the “Plan”) is designed to align the interests of Executive Officers of National Semiconductor Corporation with the interests of the Company’s stockholders and to provide incentives for such Executive Officers to exert maximum efforts for the success of the Company. By extending to Executive Officers the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available executive talent and by rewarding them for their part in increasing the value of the Company’s shares.

2.                              DEFINITIONS

Whenever used in this Plan, the following terms shall have the meaning set forth below:

Award:   The grant of any form of stock, stock option, or performance share units whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

Award Agreement:   An agreement, which may be in written or electronic form, between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

Board:   The board of directors of the Company.

Code:   The Internal Revenue Code of 1986, as amended.

Committee:   The committee appointed by the Board to administer the Plan. The Committee shall be comprised solely of directors who are (a) “nonemployee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

Common Stock:   National Semiconductor Corporation’s common stock, par value $0.50 per share.

Company:   National Semiconductor Corporation (“NSC”) a Delaware corporation, and any corporation in which NSC controls directly or indirectly more than fifty percent (50%) of the combined voting power of voting securities.

Disability:   Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company’s applicable disability benefit plans or any successor plan thereto.

Effective Date:   October 1, 2004, the date this Plan was approved by the Company’s stockholders.

EOIP:   The Company’s Executive Officer Incentive Plan.

Exchange Act:   Securities Exchange Act of 1934, as amended.

Executive Officer:   Employees of the Company identified as the Company’s executive officers in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission.

Exercise Price:   Price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

Fiscal Year:   The fiscal year of the Company.

Grant Date:   With respect to an Award, the date that the Award was granted.

Immediate Family:   Parents (including step-parents), spouses, children (including step-children and adopted children) and siblings (including step-siblings.)

Non-Qualified Stock Option:   Option to purchase shares of Common Stock that is not intended to be an incentive stock option, as that term is defined in the Code.

Option:   Non-Qualified Stock Option.

Participant:   An Executive Officer to whom an Award has been made under the Plan.

Performance Goals:   The goal(s) (or combined goals) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the business criteria specified in Section 6. The Performance Goals may differ from Participant to Participant and from Award to Award.

Performance Share Units:   Awards to be made under the conditions specified in Section 8.

Retirement:   Permanent termination of employment with the Company and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is ten (10) or more, and (b) the terminating employee has confirmed to the Company that he or she does not intend to engage in a full-time vocation; provided however, that the Committee may in its discretion waive the obligation to deliver a certification that the terminating employee does not intend to engage in a full-time vocation.

Secretary:   The Secretary of the Company.

3.                              ADMINISTRATION

3.1   The Committee.   The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

3.2        Authority of the Committee.   It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) approve which Executive Officers shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Executive Officers who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. The duties of the Committee under this Plan may not be delegated.

3.3        Decisions Binding.   All determinations and decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or an Award.

4.                              SHARES SUBJECT TO THE PLAN

4.1   Number of Shares.   Subject to adjustment as provided in Section 4.3, the total number of shares available for issuance under the Plan shall not exceed 6,000,000 (consisting of 3,000,000 shares approved in fiscal 2005 and 3,000,000 approved in fiscal 2008) which may be unissued shares, or shares acquired by the Company, either on the market or otherwise. Of the total number of shares of Common Stock that may be issued under the Plan, up to 3,500,000 (consisting of 2,000,000 of the shares approved in fiscal 2005 and 1,500,000 of the shares approved in fiscal 2008) shares of Common Stock can be delivered under the Plan in connection with Performance Share Units and the balance remaining may be delivered upon exercise of Options that may be granted under this Plan. No shares from any of NSC’s other equity plans shall be available for Awards under this Plan.

4.2        Expired Awards.   If an Award is forfeited, cancelled, terminates, expires, or lapses for any reason, any shares of Common Stock subject to such Award shall again be available to be the subject of an Award. Notwithstanding the foregoing, any shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Participant or withheld by the Company or a Participant’s employing company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

4.3        Adjustments in Awards and Authorized Shares.   In the event that there is any change in the shares of the Company through any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, then the number of shares of Common Stock that may be delivered under the Plan, the number, class, and price of shares of Common Stock subject to outstanding Awards, and the numerical limits of Section 4.1 shall be appropriately adjusted. Notwithstanding the preceding, the number of shares of Common Stock subject to any Award shall always be a whole number.

5.                              ELIGIBILITY

Awards may be granted under the Plan only to Executive Officers of the Company. No Executive Officer shall have the automatic right to receive an Award under this Plan. Once having been selected to receive an Award, an Executive Officer has no right to be selected to receive a future Award.

6.                              PERFORMANCE GOALS

Performance Goals shall identify one or more business criteria, which may include any of the following:

Financial Business Criteria:

Net income	Earnings per share
Debt reduction	Cash flow
Stockholder return	Revenue
Return on investment	Revenue growth
Return on invested capital	Return on net assets
Return on equity	Profit before tax
Gross operating profit	Profit after tax
Return on research and	Market capitalization
development investment	Total stockholder return
Margin

Performance Goals based on financial business criteria may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.

Strategic and Operational Business Criteria:

Quality improvements	Market Share
Cycle time reductions	Reduction in product returns
Manufacturing improvements	Customer satisfaction
and/or efficiencies	improvements
Strategic positioning	Compensation/review
programs	program improvements
Business/information	Expense management
systems improvements	Customer request date
Infrastructure support	performance
programs	New product revenue
Human resource programs	Customer programs
New product releases	Technology development
Operational and strategic	programs
programs

7.                              STOCK OPTIONS

7.1   Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Executive Officers at any time and from time to time as determined by the Committee in its sole discretion. The Committee shall determine the number of shares of Common Stock subject to each Option, provided, however that no one individual may receive a grant of more than 500,000 Options in any one Fiscal Year.

7.2        Award Agreement.   Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may provide that Options become exercisable in installments. The terms of the Award Agreement need not be identical for all Participants or for each Option granted.

7.3        Exercise Price.   The Exercise Price for each Option shall be the closing price of the Common Stock on the New York Stock Exchange on the date the Option grant was approved by the Committee. If there is no trading on such date, the Grant Date shall be the next date on which the New York Stock Exchange is open for trading and the Exercise Price shall be the closing price of the Common Stock on the New York Stock Exchange on such Grant Date.

7.4        Term.   The maximum term of any Option shall be six years and one day from the Grant Date. The minimum full vesting period for any service based Option shall be three years from the Grant Date. Subject to these limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

7.5        Performance Requirements.   The Committee may establish performance requirements for exercisability of Options. Performance requirements may be set based upon the achievement of Performance Goals or other specific performance objectives (Company-wide, divisional, or individual.)

7.6        Exercisability of Options.

7.6.1   Except as provided in Section 9.1.1, an Option may not be exercised to any extent, either by the person to whom it was granted, the grantee’s transferee, the grantee’s guardian or legal representative or by any person after the grantee’s death, unless the person to whom the Option was granted has remained in the continuous employ of the Company for not less than six months from the date when the Option was granted. Otherwise, each Option shall be exercisable as determined by the Committee. Subject to the foregoing, Options shall be exercisable only after the time vesting requirements specified in the Option grant have been satisfied and, if applicable, the Committee has certified in writing that all applicable performance conditions have been met.

7.6.2   The Committee has the discretion to determine whether Options granted shall be transferable without consideration to the Participant’s Immediate Family members or family trusts for the benefit of the Participant’s Immediate Family members. Options shall otherwise not be transferable, either with or without consideration.

7.7   Payment of Purchase Price.

7.7.1   Options shall be exercised by the Participant’s delivery of a notice of exercise (which may be in electronic form) to the Company’s Stock Administration department (or such other designee as the Company may identify), setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares. The notice shall be given in the form and manner specified by the Company from time to time.

7.7.2   Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. Previously acquired shares of Common Stock that have been held by the Participant for at least six months or a combination of cash and Common Stock held by the Participant for at least six months may also be tendered to pay the Exercise Price. Common Stock tendered in full or partial payment of the Exercise Price shall be valued on the date of exercise at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise or, if there shall be no trading on such date, then on the first previous date on which there was such trading. As soon as practicable after receipt of a notification of exercise and full payment for the shares of Common Stock purchased, the Company shall deliver to the Participant (or to one of the Company’s preferred brokers that is designated by the Participant), share certificates (which may be in book entry form) representing such shares.

7.8   Termination of Employment.   An Option shall terminate and may not be exercised if the Participant to whom it is granted ceases to be continuously employed by the Company, except (subject nevertheless to the last sentence of this Section 7.8): (a) if the Participant’s continuous employment is terminated for any reason other than (i) Retirement, (ii) Disability, or (iii) death, the Participant or the Participant’s transferee may exercise the Option to the extent that the Participant was entitled to exercise such Option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if the Participant shall die within the period of three (3) months following the date of such termination without having exercised such Option, the Option may be exercised within a period of one year following the Participant’s death by the Participant’s transferee or the person or persons to whom the Participant’s rights under the Option otherwise pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; (b) if the Participant’s continuous employment is terminated by (i) Retirement, (ii) Disability, or (iii) death, the Option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by the Participant or the Participant’s transferee, or in the event of the Participant’s death, by the persons to whom the Participant’s rights under the Option shall pass by will or by the laws of descent or distribution; (c) if the Participant’s continuous employment is terminated and within a period of ninety (90) days thereafter the Participant returns to the active payroll as an employee of the Company, the Committee may reinstate any portion of the Option previously granted but not exercised. Nothing contained in this Section 7.8 is intended to extend the stated term of the Option and in no event may an Option be exercised by anyone after the expiration of its stated term.

8.                              PERFORMANCE SHARE UNITS

8.1   Establishment of Performance Share Unit Targets.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may establish for the Executive Officers target awards of Performance Share Units in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall determine the number of Performance Share Unit targets to be established for each Participant, provided, however, that no one individual may have a target of more than 250,000 Performance Share Units established in any one Fiscal Year.

8.2        Performance Share Unit Agreement.   Performance Share Units shall be evidenced by an agreement, which may be in written or electronic form, that shall specify the target number of Performance Share Units established for the Participant, applicable performance conditions, the performance period which at a minimum shall be two years, a vesting period which may or may not run concurrently to the performance period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3        Performance Conditions.   The Committee shall set performance conditions for Performance Share Units in accordance with this Section 8.3.

8.3.1    General Performance Conditions.   The Committee may set performance conditions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual).

8.3.2    Section 162(m) Performance Conditions.   For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as

“performance-based compensation” under Section 162(m) of the Code. In qualifying Performance Share Units under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and measuring performance achievement).

8.4        Award Determination and Calculation.   Awards will be determined at the end of the performance period if a threshold performance level on the performance conditions of 50% has been achieved. At the time of Award determination, the actual number of Performance Share Units earned will be determined, based on achievement of applicable performance goals. The Committee must determine the performance level achieved and certify in writing that the performance ratings and other applicable conditions have been satisfied before Awards can be paid. The actual number of Performance Share Units that may be earned may range from 50% to 150% of the established target and may not exceed 375,000 for any one performance period for any one Participant. Awards will be paid in shares of Common Stock equal to the number of Performance Share Units that has been earned after the Committee has approved the Award and any applicable vesting period thereafter has been satisfied.

8.5        Transferability.   Prior to actual payment of Awards, Participants shall not have the right to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any rights to Awards. Any attempted disposition thereof shall be null and void and of no effect.

8.6        Other Conditions.   The Committee may impose such other conditions as it may deem advisable or appropriate in accordance with this Section 8.6.

8.6.1    General Conditions.   The Committee may set conditions based on applicable federal or state securities laws or any other basis determined by the Committee.

8.6.2    Termination of Employment.   Each Performance Share Unit Agreement shall provide that any rights to receive shares of Common Stock upon achievement of performance conditions shall terminate immediately upon termination of employment for any reason during the applicable performance and vesting periods; provided, however, that the Committee may provide that no such termination shall occur in the event of a termination of employment because of the Participant’s Retirement, Disability or death, in which event the Committee shall have the discretion to determine whether and in what amount an Award is payable. Awards determined by the Committee to be payable upon the Participant’s termination of employment by reason of death or Disability shall be paid as soon as practical after such termination of employment to (i) in the case of death, the person or persons to whom the Participant’s rights pass by will or by the laws of descent or distribution; or (ii) in the case of Disability to the Participant or, if applicable, the Participant’s legal representative. Any Awards determined by the Committee to be payable upon the Participant’s employment by reason of Retirement shall only be paid after the performance period has been completed and measured and the Committee has determined the actual Award amount earned by the Participant. The Committee shall have the discretion to determine the effect of all matters and questions relating to termination of employment, including but not by way of limitation, the question of whether a termination of employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute termination of employment.

9.                              CHANGE-OF-CONTROL PROVISIONS

9.1        Impact.   Notwithstanding any other provision of the Plan to the contrary, in the event of a Change-of-Control:

9.1.1    any Options outstanding as of the date such Change-of-Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;

9.1.2    the performance conditions imposed under each Performance Share Unit Agreement shall lapse, and each Participant shall be entitled to receive shares of Common Stock equivalent to the target number of Performance Share Units specified in the Performance Share Unit Award Agreement.

Notwithstanding any of other provision of the Plan, in the event of a Change-in-Control in which the consideration paid to the holders of Common Stock is solely cash, each Award shall, upon the occurrence of a Change-of-Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share Common Stock in the Change-of-Control over the Exercise Price or other applicable purchase price per share of Common Stock subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

9.2        Definition of Change-of-Control.   For purposes of the Plan, a “Change-of-Control” shall mean the happening of any of the following events:

9.2.1    The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of NSC’s Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of NSC entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 9.2.1, the following acquisitions shall not be deemed to result in a Change-of-Control: (i) any acquisition directly from NSC, (ii) any acquisition by NSC, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NSC or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 9.2.3 below; or

9.2.2    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by NSC’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

9.2.3    the approval by the stockholders of NSC’s of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NSC or the acquisition of assets of another corporation (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the

Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%, respectively, of the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns NSC or all or substantially all of NSC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of NSC or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of Common Stock resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

9.2.4    approval by the stockholders of NSC of a complete liquidation or dissolution of NSC.

9.3        Notwithstanding the foregoing, a Change-of-Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of NSC immediately following such transaction or series of transactions.

10.                       FORFEITURE OF AWARDS

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any termination of employment for cause or in the event that a Participant terminates employment for Retirement and subsequently engages in full-time employment, or any activity of a Participant in competition with the business of the Company, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or deferred, or (b) following the exercise or payment of an Award within a period specified by the Committee, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (valued based upon the opening price of the Common Stock on the New York Stock Exchange on the date of payment or if there is no trading on the New York Stock Exchange on such date, the opening price on the immediately preceding trading day on the New York Stock Exchange), and the Committee may provide for an offset to any future payments owed by the Company to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change-of-Control.

11.                       TERM; AMENDMENT AND TERMINATION

11.1     Term of the Plan.   The Plan shall be effective as of the Effective Date and shall remain in effect thereafter, unless terminated earlier by the Company. Awards outstanding on the Plan’s termination date shall not be affected or impaired by the termination of the Plan, but no Award may be granted or issued during any period of suspension or after termination of the Plan.

11.2     Amendment.   The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (a) shall be made without stockholder approval if such approval is required by applicable law, regulatory requirement or stock exchange or accounting rules, or if the Board deems it necessary or desirable to qualify for or comply with any tax, applicable law, stock exchange, accounting or regulatory requirement, (b) except as required by applicable law or stock exchange or accounting rules, shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award or (c) shall cause an Award qualified as performance-based compensation under Section 162(m) of the Code to cease to qualify as such. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

12.                       GENERAL PROVISIONS

12.1     Representation.   The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

12.2     Conditions to NSC’s Obligation to Issue Stock.   Notwithstanding any other provision of the Plan or agreements made pursuant thereto, NSC shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

12.2.1  Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

12.2.2  Any registration or other qualification of such shares of NSC under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

12.2.3  Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

12.3     No Limit on Other Arrangements.   Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its Executive Officers or otherwise affect any other compensation or incentive plans in effect for the Company.

12.4     No Repricings/Regrants/Exchanges/Modifications.   The Committee may not grant new Options or Performance Share Units in exchange for the cancellation of any other Award made under this Plan or any other plan of the Company. Other than in connection with a change in the Company’s capitalization as provided in Section 4.3, the Exercise Price of an Option may not be

reduced without approval of the Company’s stockholders. No material amendments may be made to the Plan without the approval of the Company’s stockholders.

12.5     No Contract of Employment.   The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any Participant or Executive Officer any right to continued employment, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant or Executive Officer at any time.

12.6     Tax Withholding.   No later than the date on which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, cash, shares of Common Stock previously owned by the Participant for at least six months duly enclosed for transfer to the Company, or in any combination of the foregoing. If Common Stock that is part of the Award is used to settle tax withholding obligations, the value of such Common Stock may not exceed the maximum withholding rate applicable to the Award. Common Stock used to satisfy tax withholding obligations shall be valued at the opening price of the Common Stock on the New York Stock Exchange on the date the Common Stock is used to satisfy the tax withholding obligation or, if there is no trading on the New York Stock Exchange on such day, the opening price on the immediately preceding trading day on the New York Stock Exchange. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

12.7     Governing Law.   The Plan, all Award Agreements and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, USA, without reference to principles of conflict of laws.

12.8     Nontransferability.   No Award, or interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Participant or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect. Any transfer of Awards to independent third parties for cash consideration without stockholder approval is prohibited. Notwithstanding the foregoing, nothing in this Section 12.8 shall prevent transfers as provided by Section 7.6.2 or by will or the applicable laws of descent and distribution.

12.9     Rights as Stockholder.   No Participant (nor any beneficiary or transferee) shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an Award (or exercise thereof), unless and until certificates (which may be in book entry form) representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary or transferee, as applicable.) Participants who have received target awards of Performance Share Units shall not be entitled to receive any dividends that may be paid on the Common Stock during the performance period.

12.10   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.11   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.12   Section 409A.   This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In particular, any payment of shares of Common Stock due in connection with Performance Share Units shall be made no later than sixty (60) days of the first of the calendar year following the date that the Performance Share Unit Award has been deemed to be earned. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

12.13   Acceleration of Awards.   Except as permitted in Sections 7.8, 8.6.2, and 9.1, acceleration of Awards and/or continued vesting of Awards after termination of employment shall not be permitted without the approval of stockholders.

APPENDIX C

C-1

002CS-15067

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000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE	000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)	000000000.000000 ext	000000000.000000 ext
ADD 1
ADD 2	Electronic Voting Instructions
ADD 3
ADD 4	You can vote by Internet or telephone!
ADD 5	Available 24 hours a day, 7 days a week!
ADD 6
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 28, 2007.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 – 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - Brian L. Halla	☐	☐	☐	02 - Steven R. Appleton	☐	☐	☐	03 - Gary P. Arnold	☐	☐	☐

04 - Richard J. Danzig	☐	☐	☐	05 - John T. Dickson	☐	☐	☐	06 - Robert J. Frankenberg	☐	☐	☐

07 - E. Floyd Kvamme	☐	☐	☐	08 - Modesto A. Maidique	☐	☐	☐	09 - Edward R. McCracken	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Ratification of the appointment of KPMG LLP as the independent auditors of the Company.	☐	☐	☐	3. Approval of the adoption of the 2007 Employees Equity Plan.	☐	☐	☐

4. Approval of the 2005 Executive Officer Equity Plan, as amended.	☐	☐	☐

B  Non-Voting Items

Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.
/	/

		C 1234567890 9 3 A M	J NT 0 1 4 6 6 8 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
00RO4B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — National Semiconductor Corporation

September 28, 2007, 10:00 a.m. Pacific Time

Building E, National Semiconductor Corporation Headquarters

2900 Semiconductor Drive, Santa Clara, California

Proxy Solicited by Board of Directors for Annual Meeting – September 28, 2007

The undersigned acknowledges receipt of (a) Notice of 2007 Annual Meeting of Stockholders of National Semiconductor Corporation to be held on September 28, 2007; (b) accompanying Proxy Statement; and (c) Annual Report on Form 10-K of National Semiconductor Corporation for the fiscal year ended May 27, 2007.

Brian L. Halla and Lewis Chew, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of National Semiconductor Corporation to be held on September 28, 2007 or at any postponement or adjournment thereof.  If applicable, the undersigned hereby directs the trustees and fiduciaries of the employee benefit plans shown on this card to vote the shares of common stock allocated to the account of the undersigned which the undersigned is entitled to vote at said Annual Meeting.

Shares represented by this Proxy will be voted as directed by the stockholder.  If no such directions are indicated, the Proxies will have authority to vote FOR item 1 (Election of Directors), FOR item 2 (Ratification of Selection of Independent Auditors), FOR item 3 (Approval of the Adoption of the 2007 Employees Equity Plan), and FOR item 4 (Approval of the 2005 Executive Officer Equity Plan, as amended).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For participants in the National Semiconductor Corporation Retirement and Savings Program and Deferred Compensation Plan: All shares credited to your Profit Sharing Plan and the NSC Stock Fund of both the Savings Plus 401(k) Plan and the Deferred Compensation Plan will be voted as you direct unless we have not received your instructions, in which case they will be voted in the same proportion as shares as to which voting instructions have been received from other participants.  Shares credited to you under the Stock Bonus Plan cannot be voted unless we receive your instructions.

(Continued and to be voted on reverse side.)

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.